SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to § 240.14a-12
WESTERN DIGITAL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

We cordially invite you to attend our Annual Meeting of Stockholders to be held at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 on Thursday, November 6, 2008 at 8:00 a.m., local time. Our Board of Directors and management look forward to welcoming you there.

We are holding the Annual Meeting for the following purposes:

1. To elect ten directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve an amendment to the company’s 2005 Employee Stock Purchase Plan that would increase by 8,000,000 the number of shares of common stock available for issuance under the plan;

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2009; and

4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 TO APPROVE AN AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN, AND “FOR” PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. This year you may submit your proxy over the Internet, by telephone or (if you receive or request a paper copy of the proxy materials) by marking, signing, dating and mailing a proxy or voting instruction card. We urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting.

On behalf of the Board of Directors, thank you for your continued support.

Thomas E. Pardun	John F. Coyne
Chairman of the Board	President and Chief Executive Officer

September 23, 2008

20511 Lake Forest Drive
Lake Forest, California 92630-7741

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 6, 2008

To the Stockholders of
WESTERN DIGITAL CORPORATION:

Our 2008 Annual Meeting of Stockholders will be held at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 on Thursday, November 6, 2008 at 8:00 a.m., local time, for the following purposes:

1. To elect ten directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve an amendment to the company’s 2005 Employee Stock Purchase Plan that would increase by 8,000,000 the number of shares of common stock available for issuance under the plan;

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2009; and

4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Only stockholders of record at the close of business on September 17, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

This year, we are pleased to be using the new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials,” or Notice, instead of a paper copy of this Proxy Statement and our Annual Report for the fiscal year ended June 27, 2008. The Notice contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe this new process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

By Order of the Board of Directors

Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

Lake Forest, California
September 23, 2008

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE OR (IF YOU REQUEST OR RECEIVE A PAPER COPY OF THE PROXY MATERIALS) BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

20511 Lake Forest Drive
Lake Forest, California 92630-7741

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
November 6, 2008

Our Board of Directors is soliciting your proxy for the 2008 Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on November 6, 2008 at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626, and at any and all adjournments or postponements of the Annual Meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held November 6, 2008: This Proxy Statement and our 2008 Annual Report for the fiscal year ended June 27, 2008 are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at www.westerndigital.com/investor.

This year, we are pleased to be using the new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials,” or Notice, instead of a paper copy of this Proxy Statement and our Annual Report for the fiscal year ended June 27, 2008. The Notice contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe this new process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice to our stockholders on or about September 26, 2008. For stockholders who have affirmatively requested paper copies of proxy materials, we intend to first mail paper copies of this Proxy Statement, the accompanying proxy card and our 2008 Annual Report on or about September 26, 2008.

VOTING

Record Date and Quorum

Only stockholders of record at the close of business on September 17, 2008 will be entitled to notice of and to vote at the Annual Meeting. On the record date, 221,553,468 shares of our common stock were outstanding.

The holders of a majority of our shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a bank, broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Submitting Your Proxy

Most stockholders hold their shares through a bank, broker, trustee or other nominee rather than directly in their own name. However, if you hold shares directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and we are sending these proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting.

If your shares are held in a bank or brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and your bank, broker, trustee or nominee is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote and are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain from the bank, broker, trustee or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the Annual Meeting.

If you participate in the Western Digital Stock Fund through our Western Digital Corporation 401(k) Plan, your proxy will serve as a voting instruction for T. Rowe Price Trust Company, the plan’s trustee. If T. Rowe Price does not receive voting instructions for shares in your plan account, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If you hold shares as a stockholder of record, your proxy must be submitted by telephone or the Internet as described below by 11:59 p.m. Eastern time on November 5, 2008 in order for your shares to be voted at the meeting. However, if you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting, in order for your shares to be voted at the meeting. If you hold shares in the Western Digital Corporation 401(k) Plan, your voting instructions must be received by 11:59 p.m. Eastern time on November 5, 2008 for the trustee to vote your shares. Finally, if you hold shares beneficially in street name with a bank, broker, trustee or nominee, please follow the voting instructions provided by your bank, broker, trustee or nominee.

If you submit a proxy by Internet, telephone or by mail, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you validly submit a proxy but do not complete the voting instructions on the proxy, the persons named as proxies will vote the shares represented by your proxy FOR election of each of the ten director nominees named in Proposal 1, FOR approval of the amendment to the company’s 2005 Employee Stock Purchase Plan as described in Proposal 2 and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2009 as described in Proposal 3.

Revoking Your Proxy and Deadline for Voting

You have the power to revoke your proxy or voting instructions before it is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by submitting a written notice of revocation to our Secretary, by submitting a duly executed written proxy bearing a later date to change your vote, or by voting a later dated proxy electronically via the Internet or by telephone. A previously submitted proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or, if you have obtained a legal proxy from your bank, broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern time on November 5, 2008.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1, each director nominee receiving a majority of the votes cast with respect to that director (that is, the number of shares voted “for” the director exceeds the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Proposals 2 and 3 each require the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

For the election of directors, shares not present or represented at the meeting and shares voting “abstain” will be entirely excluded from the vote and will have no effect on the outcome. For Proposals 2 and 3, we treat abstentions as shares present or represented and entitled to vote on that proposal, so abstaining has the same effect as a vote “against” the proposal. Broker non-votes (shares held by banks, brokers, trustees or other nominees who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers) on a proposal are not deemed to be entitled to vote on the proposal and, therefore, will not be counted in determining the outcome of the vote on that proposal. If you are a beneficial owner, please note that banks, brokers, trustees and other nominees do not have discretionary authority to vote on your behalf for the amendment to the Western Digital Corporation 2005 Employee Stock Purchase Plan as described in Proposal 2. As a result, if you do not submit voting instructions to your bank, broker, trustee or other nominee with respect to that proposal, your shares will not be considered entitled to vote for purposes of determining whether Proposal 2 has been approved by stockholders and will not be counted in determining the outcome of Proposal 2. All other proposals discussed in this Proxy Statement are considered routine and may be voted upon by your bank, broker, trustee or nominee if you do not give instructions. Please note that if your shares are held by a custodian bank, it will not have discretionary authority to vote on any matter without receiving voting instructions from you.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of September 17, 2008, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the executive officers named in the “Fiscal 2007 and 2008 Summary Compensation Table” on page 32, and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the Securities and Exchange Commission.

	Amount and
	Nature of	Percent
	Beneficial	of
Beneficial Owner	Ownership(1)	Class(2)

Greater than 5% Stockholders:
AXA Financial, Inc., and certain affiliates 1290 Avenue of the Americas, New York, NY 10104(3)	25,792,658	11.64%
FMR LLC, Edward C. Johnson III and Fidelity Management & Research Company 82 Devonshire Street, Boston, MA 02109(4)	25,724,649	11.61%
LSV Asset Management 1 N. Wacker Drive, Suite 4000, Chicago, IL 60604(5)	11,295,428	5.10%
Directors:
Peter D. Behrendt(6)(7)	86,219	*
Kathleen A. Cote(6)	33,829	*
Henry T. DeNero(6)	36,686	*
William L. Kimsey(6)	41,886	*
Michael D. Lambert(6)	60,329	*
Matthew E. Massengill(6)	73,011	*
Roger H. Moore(6)	13,829	*
Thomas E. Pardun(6)(8)	38,829	*
Arif Shakeel(6)	2,818	*
Named Executive Officers:
John F. Coyne(9)(10)	602,168	*
Timothy M. Leyden(10)	70,776	*
Stephen D. Milligan(11)	4,470	*
Raymond M. Bukaty(10)	167,276	*
Hossein M. Moghadam(10)	60,651	*
All Directors and Current Executive Officers as a group (13 persons)(12)	1,288,307	*

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We deem shares subject to options that are currently exercisable or exercisable within 60 days after September 17, 2008, as outstanding for purposes of computing the share amount and the percentage ownership of the person holding such awards, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

(2)	Except as otherwise noted below, we determine applicable percentage ownership on 221,553,468 shares of our common stock outstanding as of September 17, 2008. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on September 10, 2008 by AXA Financial, Inc. (“AXA

Financial”); AXA, which owns AXA Financial; and AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (collectively, the “Mutuelles AXA”), which, as a group, control AXA. According to the schedule, as of August 31, 2008, each of the Mutuelles AXA and AXA has sole dispositive power over 25,792,658 shares and sole voting power over 20,016,886 shares, and AXA Financial has sole dispositive power over 25,326,484 shares and sole voting power over 19,706,667 shares. The schedule indicates that a majority of the shares reported are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P., as investment advisor, a majority-owned subsidiary of AXA Financial. Each of the Mutuelles AXA, as a group, and AXA expressly declares that the filing of its Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Securities Exchange Act of 1934, the beneficial owner of any securities covered by the schedule.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2008 by FMR LLC (“FMR”), Edward C. Johnson III and Fidelity Management & Research Company (“Fidelity”). According to the schedule, as of December 31, 2007, FMR and Mr. Johnson, as Chairman of FMR, each has sole dispositive power over 25,724,649 shares. Fidelity (a wholly owned subsidiary of FMR) beneficially owns 21,244,900 shares, representing 9.59% of our outstanding common stock. Neither FMR nor Johnson has sole voting power of the shares beneficially owned by Fidelity. FMR has sole voting power over 4,465,249 shares through its wholly owned subsidiaries Strategic Advisers, Inc.; Pyramis Global Advisors, LLC; Pyramis Global Advisors Trust Company; and Fidelity International Limited, none of which individually owns more than 5% of our common stock.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by LSV Asset Management. The schedule indicates that, as of December 31, 2005, LSV Asset Management has sole voting power over 7,871,128 shares and sole dispositive power over 11,295,428 shares.

(6)	Includes shares of our common stock that may be acquired within 60 days after September 17, 2008 through the exercise of stock options as follows: Mr. Behrendt (58,829), Ms. Cote (33,829), Mr. DeNero (33,145), Mr. Kimsey (39,766), Mr. Lambert (53,829), Mr. Massengill (23,360), Mr. Moore (13,829), Mr. Pardun (33,829) and Mr. Shakeel (2,818). No director had any restricted stock units scheduled to vest within 60 days after September 17, 2008. Does not include shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of September 17, 2008, as to which directors currently have no voting or investment power, as follows: Mr. Behrendt (0), Ms. Cote (31,309), Mr. DeNero (45,487), Mr. Kimsey (2,708), Mr. Lambert (0), Mr. Massengill (0), Mr. Moore (57,567), Mr. Pardun (19,851) and Mr. Shakeel (0).

(7)	Includes 500 shares of our common stock held in a custodial account (with Mr. Behrendt as custodian) on behalf of Mr. Behrendt’s children.

(8)	Includes 5,000 shares of our common stock held in a family trust.

(9)	Mr. Coyne is also a member of our Board of Directors.

(10)	Includes shares of our common stock that may be acquired within 60 days after September 17, 2008 through the exercise of stock options as follows: Mr. Coyne (368,229), Mr. Leyden (54,275), Mr. Bukaty (69,237), and Dr. Moghadam (27,947). No executive officer had any restricted stock units scheduled to vest within 60 days after September 17, 2008.

(11)	Beneficial ownership information is based on information provided by Mr. Milligan as of July 28, 2008. Mr. Milligan’s employment with us terminated on August 31, 2007.

(12)	Includes 812,922 shares of our common stock that may be acquired within 60 days after September 17, 2008 through the exercise of stock options by our directors and each of our current executive officers. Does not include 156,922 shares of our common stock representing deferred stock units as described in footnote (6) above. No director or executive officer had any restricted stock units scheduled to vest within 60 days after September 17, 2008. Does not include any shares owned by Mr. Milligan, who terminated employment with us on August 31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors each serve a one-year term and are subject to re-election at each annual meeting of stockholders. Upon the recommendation of the Governance Committee, our Board of Directors has nominated all ten of the current directors for re-election to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently, the authorized number of directors on our Board of Directors is ten.

Nominees for Election

Our nominees for election to our Board of Directors at the Annual Meeting include seven independent directors, as defined by the applicable listing standards of the New York Stock Exchange, and one current and two former members of our senior management. Each of the nominees is currently a member of our Board of Directors and has consented to serve as a director if elected. If you submit a proxy but do not give instructions with respect to the voting of directors, your shares will be voted FOR each of the ten nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the election of directors, you may do so by indicating your instructions on your proxy or voting instructions. In the event that, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Our Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director.

The following biographical information for each of the ten nominees has been furnished by the nominee:

Peter D. Behrendt, 69, has been a director since 1994. He was Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, from January 1992 until he retired in January 1998 and was President and Chief Executive Officer of Exabyte Corporation from July 1990 to January 1997. Mr. Behrendt is currently a venture partner with NEA, a California-based venture fund. He is also a director of Infocus Corporation.

Kathleen A. Cote, 59, has been a director since January 2001. She was the Chief Executive Officer of Worldport Communications, Inc., a European provider of Internet managed services, from May 2001 to June 2003. From September 1998 until May 2001, she served as President of Seagrass Partners, a provider of expertise in business planning and strategic development for early stage companies. From November 1996 until January 1998, she served as President and Chief Executive Officer of Computervision Corporation, an international supplier of product development and data management software. She is also a director of Forgent Networks, Inc. and Verisign, Inc.

John F. Coyne, 58, has been a director since October 2006. He joined us in 1983 and has served in various executive capacities. From November 2002 until June 2005, Mr. Coyne served as Senior Vice President, Worldwide Operations, from June 2005 until November 2005, he served as Executive Vice President, Worldwide Operations, and from November 2005 until June 2006, he served as Executive Vice President and Chief Operations Officer. Effective June 2006, he was named President and Chief Operating Officer. In January 2007, he became President and Chief Executive Officer. Mr. Coyne is also a director of Jacobs Engineering Group Inc.

Henry T. DeNero, 62, has been a director since June 2000. He was Chairman and Chief Executive Officer of Homespace, Inc., a provider of Internet real estate and home services, from January 1999 until it was acquired by LendingTree, Inc. in August 2000. From July 1995 to January 1999, he was Executive Vice President and Group Executive, Commercial Payments for First Data Corporation, a provider of information and transaction processing services. Prior to 1995, he was Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation, a general merchandise retailer, and was previously a Director of McKinsey & Company, a management consulting firm. He is also a director of THQ, Inc. and Vignette Corp.

William L. Kimsey, 66, has been a director since March 2003. He is a veteran of 32 years’ service with Ernst & Young, a global independent auditing firm, and became that firm’s Global Chief Executive Officer. Mr. Kimsey served at Ernst & Young as director of management consulting in St. Louis, office managing partner in Kansas City, Vice Chairman and Southwest Region managing partner in Dallas, Vice Chairman and West Region managing partner in Los Angeles, Deputy Chairman and Chief Operating Officer and, from 1998 to 2002, Chief Executive Officer and a global board member. He is also a director of Accenture Ltd. and Royal Caribbean Cruises Ltd.

Michael D. Lambert, 61, has been a director since August 2002. From 1996 until he retired in May 2002, he served as Senior Vice President for Dell Inc.’s Enterprise Systems Group. During that period, he also participated as a member of a six-man operating committee at Dell, which reported to the Office of the Chairman. Mr. Lambert served as Vice President, Sales and Marketing for Compaq Computer Corporation from 1993 to 1996. Prior to that, for four years, he ran the Large Computer Products division at NCR/AT&T Corporation as Vice President and General Manager. Mr. Lambert began his career with NCR Corporation, where he served for 16 years in product management, sales and software engineering capacities. He is also a director of Vignette Corp.

Matthew E. Massengill, 47, has been a director since January 2000. He joined us in 1985 and served in various executive capacities with us until January 2007. From October 1999 until January 2000, he served as Chief Operating Officer, from January 2000 until January 2002, he served as President, and from January 2000 until October 2005, he served as Chief Executive Officer. Mr. Massengill served as Chairman of the Board of Directors from November 2001 until March 2007. He is also a director of Microsemi Corporation, Conexant Systems, Inc. and GT Solar International, Inc.

Roger H. Moore, 66, has been a director since June 2000. He served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from January 1996 until it was acquired by Verisign, Inc. in December 2001, and he retired at that time. He was a member of Illuminet’s Board of Directors from July 1998 until December 2001. From September 1998 to October 1998, he served as President, Chief Executive Officer and as a director of VINA Technologies, Inc., a telecommunications equipment company. From November 1994 to December 1995, he served as Vice President of major accounts of Northern Telecom. From June 2007 to November 2007, Mr. Moore served as interim President and Chief Executive Officer of Arbinet-thexchange, Inc. From December 2007 to the present, Mr. Moore has served as the Chief Executive Officer of Verisign, Inc.’s Communications Services Group. He is also a director of Consolidated Communications Holdings, Inc. and Verisign, Inc.

Thomas E. Pardun, 64, has been a director since 1993 and Chairman of the Board of Directors since April 2007. He served as Chairman of the Board of Directors from January 2000 until November 2001 and as Chairman of the Board and Chief Executive Officer of Edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Mr. Pardun was President of MediaOne International Asia Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product-line evaluation. He is also a director of CalAmp Corporation and Occam Networks, Inc.

Arif Shakeel, 53, has been a director since September 2004. He joined us in 1985 and has served in various executive capacities. From February 2000 until April 2001, he served as Executive Vice President and General Manager of Hard Disk Drive Solutions, from April 2001 until January 2003, he served as Executive Vice President and Chief Operating Officer, and from January 2002 until June 2006, he served as President. He served as Chief Executive Officer from October 2005 until January 2007. He served as Special Advisor to the Chief Executive Officer from January 2007 until June 2007.

Vote Required and Recommendation of the Board of Directors

In May 2006, our Board of Directors approved an amendment to our Bylaws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (in other words, the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election where the number of nominees exceeds the number of directors to be elected, a plurality voting standard will apply and the nominees receiving the greatest number of votes at the Annual

Meeting up to the number of authorized directors will be elected. In the case of an uncontested election, if a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board of Directors. If the director conditions his or her resignation on acceptance by our Board of Directors, the Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. A nominee who was not already serving as a director and is not elected at the Annual Meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Ethics

Our Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. Our Board of Directors has also adopted a Code of Business Ethics that applies to all of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. The current versions of the Corporate Governance Guidelines and the Code of Business Ethics are available on our website under the Governance section at www.westerndigital.com and are available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. In accordance with rules adopted by the Securities and Exchange Commission and the New York Stock Exchange, we intend to promptly disclose future amendments to certain provisions of the Code of Business Ethics, or waivers of such provisions granted to executive officers and directors, on our website under the Governance section at www.westerndigital.com.

Director Independence

Our Board of Directors has reviewed and discussed information provided by the directors and our company with regard to each director’s business and personal activities as they may relate to Western Digital or its management. Based on its review of this information and all other relevant facts and circumstances, our Board of Directors has affirmatively determined that, except for serving as a member of our Board of Directors, none of Messrs. Behrendt, DeNero, Kimsey, Lambert, Moore and Pardun or Ms. Cote has any relationship, material or immaterial, with Western Digital, either directly or as a partner, shareholder or officer of an organization that has a relationship with Western Digital, and that each of such directors qualifies as “independent” as defined by the listing standards of the New York Stock Exchange. Mr. Coyne is a current full-time, executive-level employee of Western Digital, and Mr. Shakeel and Mr. Massengill were full-time, executive-level employees of Western Digital within the last three years; therefore, Messrs. Coyne, Shakeel and Massengill are not “independent” as defined by the corporate governance listing standards of the New York Stock Exchange.

Committees

Our Board of Directors has standing Executive, Audit, Compensation and Governance Committees. The Governance Committee, among other things, performs functions similar to a nominating committee. Our Board of Directors usually determines the membership of these committees at its organizational meeting held immediately after the annual meeting of stockholders. The following table identifies the current members of the committees:

Director	Executive	Audit	Compensation	Governance

Peter D. Behrendt
Kathleen A. Cote		✓		✓
John F. Coyne	Chair
Henry T. DeNero	✓	Chair
William L. Kimsey		✓
Michael D. Lambert			Chair
Matthew E. Massengill
Roger H. Moore			✓	✓
Thomas E. Pardun(1)	✓		✓	Chair
Arif Shakeel

(1)	Mr. Pardun is our current Chairman of the Board. Mr. Pardun is an independent director under the listing standards of the New York Stock Exchange and presides at all executive sessions of our non-management, independent directors.

Executive Committee

The Executive Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Executive Committee, between meetings of our Board of Directors, the Executive Committee may exercise all of the powers of our Board of Directors (except those powers expressly reserved to the Board of Directors or to another committee by applicable law or the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange) in the management and direction of the business and conduct of the affairs of the company, subject to any specific directions given by the Board of Directors.

Audit Committee

Our Board of Directors has affirmatively determined that all members of the Audit Committee are independent as defined under the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission and all members are “audit committee financial experts” as defined by rules of the Securities and Exchange Commission.

The Audit Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Audit Committee, the key responsibilities of the Audit Committee include: (1) sole responsibility for the appointment, compensation, retention and oversight of our independent accountants and, where appropriate, the termination or replacement of the independent accountants; (2) an annual evaluation of the independent accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner; (3) pre-approval of all auditing services and permissible non-auditing services to be performed by the independent accountants; (4) receipt and review of the reports from the independent accountants required annually and prior to the filing of any audit report by the independent accountants; (5) review and discussion with the independent accountants of any difficulties they encounter in the course of their audit work; (6) establishment of policies for the hiring of any current or former employee of the independent accountants; (7) review and discussion with management and the independent accountants of our annual and quarterly financial statements prior to their filing or public distribution; (8) general review and discussion with management of the presentation and information to be disclosed in our earnings press releases; (9) periodic review of the adequacy of our accounting and financial personnel resources; (10) periodic review and discussion of our internal control over financial reporting and review and discussion with our principal internal auditor of the scope and results of our internal audit program; (11) review and discussion of our policies with respect to risk assessment and risk management; (12) preparation of the audit committee report included in this Proxy Statement; (13) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of such complaints by company employees; (14) review of material pending legal proceedings involving us and other material contingent liabilities; and (15) review of any other matters relative to the audit of our accounts and preparation of our financial statements that the Audit Committee deems appropriate.

Compensation Committee

Our Board of Directors has affirmatively determined that all members of the Compensation Committee are independent as defined under the listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Compensation Committee, the Compensation Committee assists our Board of Directors and our management in defining our executive compensation policy and in carrying out various responsibilities relating to the compensation of our executive officers and directors, including: (1) evaluating and approving compensation for the Chief Executive Officer and for all other executive officers; (2) reviewing and making recommendations to the Board of Directors regarding non-employee director compensation; (3) overseeing the development and administration of our incentive and equity-based compensation plans, including the Incentive Compensation Plan, the 2004 Performance Incentive Plan, the Deferred Compensation Plan and the 2005 Employee Stock Purchase Plan; and (4) reviewing and making recommendations to the Board of Directors regarding changes to our benefit plans. The Compensation Committee is also responsible for reviewing and discussing with our management the “Compensation Discussion and Analysis” section included in this Proxy Statement for determining whether to recommend to our Board of Directors that it be included in this Proxy Statement, and for preparing the Report of the Compensation Committee that sets forth the Compensation Committee’s determination regarding the Compensation Discussion and Analysis section. The Compensation Committee retains the power to delegate any of its responsibilities to a subcommittee but the subcommittee must be comprised only of one or more members of the Compensation Committee. The Compensation Committee has no current intention to delegate any of its authority to a subcommittee.

Additional information concerning the Compensation Committee’s processes and procedures for consideration and determination of non-employee director compensation is included below under “Director Compensation.” Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Compensation Committee’s compensation consultant in determining executive compensation is included below under “Compensation Discussion and Analysis.”

Governance Committee

Our Board of Directors has affirmatively determined that all members of the Governance Committee are independent as defined under the listing standards of the New York Stock Exchange. The Governance Committee, which (among other things) performs functions similar to a nominating committee, operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Governance Committee, the key responsibilities of the Governance Committee include: (1) evaluating and recommending to the Board of Directors the size and composition of the Board of Directors and the size, composition and functions of the committee of the Board of Directors; (2) developing and recommending to the Board of Directors a set of criteria for membership; (3) identifying, evaluating, attracting, and recommending director candidates for membership on the Board of Directors, including directors for election at the annual meeting of stockholders; (4) making recommendations to the Board of Directors on such matters as the retirement age, tenure and resignation of directors; (5) managing the Board of Directors performance review process and reviewing the results with the Board of Directors on an annual basis; (6) overseeing the evaluation of the Chief Executive Officer by the Compensation Committee; (7) developing and recommending to the Board of Directors a set of corporate governance principles; and (8) reviewing and making recommendations to the Board of Directors regarding proposals of stockholders that relate to corporate governance.

Whenever a vacancy occurs on our Board of Directors, the Governance Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board of Directors. In addition, the Governance Committee is responsible for recommending nominees for election or re-election to the Board of Directors at each annual meeting of stockholders. The Governance Committee is authorized to use any methods it deems appropriate for identifying candidates for Board of Directors membership, including considering recommendations from incumbent directors and stockholders. The Governance Committee is authorized to engage outside search firms to identify suitable candidates, but did not engage any third party for this purpose during fiscal 2008.

Once a list of potential candidates is collected, the Governance Committee evaluates the candidates through committee discussions, the assistance of a third party search firm and/or candidate interviews to identify the candidate(s) most likely to advance the interests of our stockholders. While the Governance Committee has no specific minimum qualifications in evaluating a director candidate, the Governance Committee has adopted a policy regarding critical factors to be considered in selecting director nominees which include: the nominee’s personal and professional ethics, integrity and values; the nominee’s intelligence, judgment, foresight, skills, experience (including understanding of marketing, finance, our technology and other elements relevant to the success of a company such as ours) and achievements, all of which the Governance Committee views in the context of the overall composition of the Board of Directors; the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; having a majority of independent directors on the Board of Directors; and representation of the long-term interests of the stockholders as a whole and a diversity of backgrounds and expertise which are most needed and beneficial to the Board of Directors and to Western Digital.

A stockholder may recommend a director candidate to the Governance Committee by delivering a written notice to our Secretary at our principal executive offices and including the following in the notice: (1) the name and address of the stockholder as they appear on our books or other proof of share ownership; (2) the class and number of shares of our common stock beneficially owned by the stockholder as of the date the stockholder gives written notice; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the stockholder; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of our common stock beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the Securities and Exchange Commission. The Governance Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors.

The Governance Committee will evaluate director candidates recommended by stockholders for election to our Board of Directors in the same manner and using the same criteria as used for any other director candidate. If the Governance Committee determines that a stockholder-recommended candidate is suitable for membership on the Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on the Board of Directors or in connection with the next annual meeting of stockholders. Stockholders recommending candidates for consideration by the Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than June 1 of the year of that meeting.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Governance Committee as described above) must deliver written notice to our Secretary within the time periods set forth on page 57 below under “Stockholder Proposals for 2009” and in the manner further described in Section 2.11 of our Bylaws.

Meetings and Attendance

During fiscal 2008, there were 5 meetings of the Board of Directors, 12 meetings of the Audit Committee, 11 meetings of the Compensation Committee, 5 meetings of the Governance Committee, and 2 meetings of the Executive Committee. Each of the directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the period that he or she served in fiscal 2008.

Our Board of Directors strongly encourages each director to attend our annual meeting of stockholders. All but one of our directors attended last year’s annual meeting of stockholders.

Communicating with Directors

Our Board of Directors provides a process for stockholders to send communications to the Board of Directors, or to individual directors or groups of directors. In addition, interested parties may communicate with our non-executive Chairman of the Board (who presides over executive sessions of the non-management directors) or with the non-management directors as a group. The Board of Directors recommends that stockholders and other interested parties initiate any communications with the Board of Directors (or individual directors or groups of directors) in writing. These communications should be sent by mail to Raymond M. Bukaty, Secretary, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741. This centralized process will assist the Board of Directors in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended Board of Directors recipient or recipients should be clearly noted in the communication (including whether the communication is intended only for our non-executive Chairman of the Board or for the non-management directors as a group). The Board of Directors has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and not to forward any items deemed to be of a purely commercial or frivolous nature (such as spam) or otherwise obviously inappropriate for the intended recipient’s consideration. In such cases, the Secretary may forward some of the correspondence elsewhere within Western Digital for review and possible response.

DIRECTOR COMPENSATION

Executive Summary

We believe that it is important to attract and retain exceptional and experienced directors who understand our business, and to offer compensation opportunities that further align the interests of those directors with the interests of our stockholders. To that end, we have established a non-employee director compensation program consisting of a combination of:

•	annual and committee retainer fees, which directors may elect to receive in a combination of cash, common stock and/or deferred stock units under our Stock-for-Fees Plan; and

•	equity incentive awards in the form of stock options and restricted stock units.

We also permit directors to participate in our Deferred Compensation Plan. Directors who are also one of our employees are generally not entitled to additional compensation under our director compensation program for serving as a director.

Our Compensation Committee reviews our non-employee director compensation on an annual basis. As part of this review, the Committee’s compensation consultant, Mercer, reviews and evaluates the competitiveness of our director compensation program in light of general director compensation trends and director compensation programs of our peer group companies, which are listed in the “Compensation Discussion and Analysis” section below. After receiving input from its compensation consultant, the Compensation Committee makes recommendations to the full Board of Directors regarding any changes in our non-employee director compensation program that the Committee determines are advisable. After reviewing our director program in August 2007, the Compensation Committee did not recommend any changes to the program for fiscal 2008. Our director compensation program for fiscal 2008 is described in more detail in the tables and narrative that follow.

Director Compensation Table for Fiscal 2008

The table below summarizes the compensation of each of our directors for fiscal 2008 who is not also a named executive officer. Mr. Coyne was one of our named executive officers during fiscal 2008 and information regarding compensation to him in fiscal 2008 is presented below in the “Fiscal 2007 and 2008 Summary Compensation Table” and the related explanatory tables. As our employee, Mr. Coyne did not receive any additional compensation for his services as a director.

							Change in
							Pension Value and
							Nonqualified
						Non-Equity	Deferred
	Fees Earned or Paid		Stock Awards	Option Awards		Incentive Plan	Compensation	All Other
	in Cash ($)(1)		($)(2)(3)	($)(4)(5)		Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Peter D. Behrendt	75,000		114,266	115,918		—	—	—	305,184
Kathleen A. Cote	87,500		114,266	115,918		—	—	—	317,684
Henry T. DeNero	100,000		114,266	115,918		—	—	—	330,184
William L. Kimsey	85,000		114,266	115,918		—	—	—	315,184
Michael D. Lambert	90,000		114,266	115,918		—	—	—	320,184
Matthew E. Massengill	75,000		99,584	95,277	(7)	—	—	—	269,861
Roger H. Moore	82,500		114,266	115,918		—	—	—	312,684
Thomas E. Pardun	240,000	(6)	114,266	115,918		—	—	—	470,184
Arif Shakeel	112,500		89,677	70,055	(7)	—	—	—	272,232

(1)	For a description of the fees earned by the non-employee directors during fiscal 2008, see the disclosure under “Non-Employee Director Fees” below.

(2)	Except as otherwise noted below, the amounts shown are the aggregate compensation expense recognized in our financial statements for fiscal 2008 related to restricted stock units previously awarded to each of our non-employee directors to the extent we recognized compensation expense in fiscal 2008 for such awards in accordance with the provisions of FAS 123(R). These costs were calculated based on the closing market price of our common stock on the respective grant dates and the other assumptions described in Note 8 in the Notes to Consolidated Financial Statements included in our 2008 Form 10-K (or, with respect to awards granted prior to fiscal 2008, the corresponding note in our Form 10-K for the fiscal year in which such grant was made), incorporated herein by this reference, but exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of our non-employee directors during fiscal 2008.

(3)	On August 23, 2007, Mr. Shakeel automatically received an award of 2,477 restricted stock units under our Non-Employee Director Restricted Stock Unit Grant Program in connection with his first becoming a non-employee director as a result of ceasing to be employed by us. The grant date fair value of this award was $52,735. On January 1, 2008, each non-employee director automatically received an award of 3,310 restricted stock units under our Non-Employee Director Restricted Stock Unit Grant Program. The grant date fair value of each of these awards was $99,995. See footnote (2) above for the assumptions used to value these awards. Our Non-Employee Director Restricted Stock Unit Grant Program is more fully described below under “Non-Employee Director Equity Awards.”

In addition, the following table presents the aggregate number of outstanding stock awards held by each of our non-employee directors on June 27, 2008:

	Aggregate Number of	Aggregate Number of
	Unvested Restricted	Deferred
Name	Stock Units	Stock Units(a)

Peter D. Behrendt	13,570	—
Kathleen A. Cote	13,570	31,309
Henry T. DeNero	13,570	45,487
William L. Kimsey	13,570	2,708
Michael D. Lambert	13,570	—
Matthew E. Massengill	8,197	—
Roger H. Moore	13,570	57,567
Thomas E. Pardun	13,570	19,851
Arif Shakeel	5,787	—

(a)	This amount consists of stock units that the director has elected to defer pursuant to our Non-Employee Directors Stock-for-Fees Plan and our Deferred Compensation Plan in lieu of all or a portion of annual retainer or meeting fees received by the director during the year of the election. The deferred stock units are fully vested and are payable in an equivalent number of shares of our common stock on the payment date specified in accordance with the non-employee director’s deferral election. For a description of the Non-Employee Directors Stock-for-Fees Plan, see “Non-Employee Director Fees” below.

(4)	Except as otherwise noted below, the amounts shown are the aggregate compensation expense recognized in our financial statements for fiscal 2008 related to stock options previously granted to each of our non-employee directors to the extent we recognized compensation expense in fiscal 2008 for such awards in accordance with the provisions of FAS 123(R). These award fair values were calculated in accordance with the assumptions described in Note 8 in the Notes to Consolidated Financial Statements included in our 2008 Form 10-K (or, with respect to awards granted prior to fiscal 2008, the corresponding note in our Form 10-K for the fiscal year in which such grant was made), incorporated herein by this reference, but exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our non-employee directors during fiscal 2008.

(5)	On August 23, 2007, our Board of Directors approved a grant to Mr. Shakeel of a nonqualified stock option to purchase 3,127 shares of our common stock under our Non-Employee Director Option Grant Program in connection with his first becoming a non-employee director as a result of ceasing to be employed by us. This stock option has a per-share exercise price of $21.29, which is equal to the closing market price of a share of our common stock on the grant date. The grant date fair value of this award was $25,627. On November 6, 2007, pursuant to our Non-Employee Director Option Grant Program, our Board of Directors approved a grant to each of our non-employee directors of a non-qualified stock option to purchase 7,364 shares of our common stock. Each such stock option has a per-share exercise price of $27.64, which is equal to the closing market price of a share of our common stock on the grant date. The grant date fair value of each of these awards was $78,374. See footnote (4) above for the assumptions used to value these awards. Our Non-Employee Director Option Grant Program is more fully described below under “Non-Employee Director Equity Awards.”

In addition, the following table presents the aggregate number of outstanding options held by each of our non-employee directors on June 27, 2008:

	Aggregate Number of Securities
	Underlying Stock Options
	Vested and
Name	Exercisable (#)	Unvested (#)	Total (#)

Peter D. Behrendt	54,434	19,615	74,049
Kathleen A. Cote	29,434	19,615	49,049
Henry T. DeNero	28,750	19,615	48,365
William L. Kimsey	35,371	19,615	54,986
Michael D. Lambert	49,434	19,615	69,049
Matthew E. Massengill	20,371	13,678	34,049
Roger H. Moore	9,434	19,615	29,049
Thomas E. Pardun	29,434	19,615	49,049
Arif Shakeel	—	10,491	10,491

(6)	Our annual director retainer fees are generally paid in a lump sum on January 1 of each calendar year; however, prior to January 1, 2008, the $100,000 retainer to our Chairman of the Board was paid in equal installments at the beginning of each calendar quarter. As such, for Mr. Pardun, our Chairman of the Board, this amount includes one-half of Mr. Pardun’s Chairman of the Board retainer for calendar year 2007 (or $50,000), which was paid quarterly during the first half of fiscal 2008, as well as all of Mr. Pardun’s director retainer fees for calendar year 2008 (or $190,000), which were paid in a lump sum on January 1, 2008. Mr. Pardun elected to defer all of his director fees for fiscal 2008 in accordance with our Deferred Compensation Plan. For a description of our Deferred Compensation Plan as it applies to compensation deferred by our non-employee directors, see “Deferred Compensation Plan for Non-Employee Directors” below.

(7)	Prior to fiscal 2008, Messrs. Massengill and Shakeel served, and received option awards in their capacity, as executive officers of the company. In fiscal 2007, Messrs. Massengill and Shakeel transitioned from employee-directors to non-employee directors. For Messrs. Massengill and Shakeel, the amounts reflected above do not include reversals under FAS 123(R) for fiscal 2008 of ($269,059) and ($177,691), respectively, in expense that was included in the Summary Compensation Table of our fiscal 2007 Proxy Statement resulting from the cancellation of certain option awards in connection with their transition to non-employee director status. For Mr. Shakeel, the amount reflected above also does not include $261,670 in expense under FAS 123(R) for fiscal 2008 for option awards he received in his capacity as an employee of the company and which were not cancelled in connection with his transition to non-employee director status.

Director Compensation Program

The following section describes the elements and other features of our non-employee director compensation program for fiscal 2008.

Non-Employee Director Fees

Annual Retainer and Committee Retainer Fees.  The following table sets forth the schedule of the annual retainer and committee membership fees for each non-employee director, as in effect for fiscal 2008:

Type of Fee	Fiscal 2008 Fees

Annual Retainer	$75,000
Lead Independent Director Retainer	$20,000
Non-Executive Chairman of the Board Retainer	$100,000
Additional Committee Retainers
• Audit Committee	$10,000
• Compensation Committee	$5,000
• Governance Committee	$2,500
Additional Committee Chairman Retainers
• Audit Committee	$15,000
• Compensation Committee	$10,000
• Governance Committee	$7,500

The retainer fee to our lead independent director referred to above is paid only if our Chairman of the Board is one of our employees. The annual retainer fees are generally paid in a lump sum on January 1 of each year, except that prior to January 1, 2008, the retainer to our Chairman of the Board or to our lead independent director was paid in equal installments at the beginning of each calendar quarter.

Non-employee directors do not receive a separate fee for each Board of Directors or committee meeting they attend. However, we reimburse our non-employee directors for reasonable out-of-pocket expenses incurred to attend each Board of Directors or committee meeting.

Non-Employee Directors Stock-for-Fees Plan.  Under our Amended and Restated Non-Employee Directors Stock-for-Fees Plan, each non-employee director may elect prior to any calendar year to receive shares of our common stock in lieu of any or all of the annual retainer fee(s) otherwise payable to him or her in cash for that calendar year. We determine the number of shares of common stock payable to a non-employee director under the Non-Employee Directors Stock-for-Fees Plan by dividing the amount of the cash fee the director would have otherwise received by the closing market price of a share of our common stock on the date the cash fee would have been paid.

At the time of the election for a calendar year under our Non-Employee Directors Stock-for-Fees Plan, we also permit each non-employee director to defer receipt of any shares he or she has elected to receive in lieu of annual retainer or meeting fees otherwise payable to the director, and we refer to these deferred shares as deferred stock units. See “Deferred Compensation Plan for Non-Employee Directors” below for a further discussion of the material terms of our Deferred Compensation Plan as it applies to compensation deferred by our non-employee directors.

We are authorized to issue a maximum of 400,000 shares of our common stock under the Non-Employee Directors Stock-for-Fees Plan, subject to adjustments for stock splits and similar events. The Board of Directors has the power to suspend, discontinue or, subject to stockholder approval if required by applicable law or regulation, amend the Non-Employee Directors Stock-for-Fees Plan at any time. In fiscal 2008, none of our non-employee directors made an election to receive shares of our common stock in lieu of annual retainer fees otherwise payable to the director for the year.

Non-Employee Director Equity Awards

Non-Employee Director Option Grant Program.  Pursuant to our Non-Employee Director Option Grant Program adopted by our Board of Directors under our 2004 Performance Incentive Plan, we grant each non-employee director upon initial election or appointment to the Board of Directors an option to purchase a number of shares of our common stock that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to $300,000 on the grant date. Effective August 23, 2007, we also grant each member of the Board upon or as soon as practical after first becoming a non-employee director by virtue of retiring or otherwise ceasing to be employed by us an option to purchase a number of shares of common stock that produces an approximate value for the option grant (using a

Black-Scholes valuation as of the time of grant) equal to: (i) $100,000, divided by (ii) 365, multiplied by (iii) the number of days from the date such individual first becomes a non-employee director until the anticipated date of our next annual stockholders’ meeting. In addition, as in effect for fiscal 2008, after a non-employee director joins the Board of Directors, immediately following each annual meeting of stockholders if he or she has been re-elected as a director at that annual meeting, the non-employee director will receive an option to purchase a number of shares of our common stock that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to $100,000 on the grant date.

The per-share exercise price of stock options granted under our Non-Employee Director Option Grant Program equals the closing market price of a share of our common stock on the date of grant, and the options generally vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each three-month period thereafter. In addition, all stock options granted under the Non-Employee Director Option Grant Program have either a seven-year term (for options granted on or after November 6, 2007) or a ten-year term (for options granted prior to November 6, 2007). Except as described in the next sentence, vested stock options will remain exercisable until the earlier of one year following the date the director ceases to be a director or the expiration date of the stock option. In the event the director retires after four years of service, all stock options granted to the director will immediately vest and will be exercisable by the director until the earlier of (i) three years after the director’s retirement or (ii) the expiration of the original term of the option, provided that, for stock options granted after November 2006, the director has also performed at least twelve months of service for us after the grant of the option. In addition, if the director renders services to any of our competitors after ceasing to be a member of our Board, all outstanding stock options held by the director will immediately terminate and we will have the right to recover any profits realized by the director during the prior six-month period. Shares of common stock that we issue upon the exercise of stock options granted under the Non-Employee Director Option Grant Program are subject to the applicable share limits specified in our 2004 Performance Incentive Plan.

Non-Employee Director Restricted Stock Unit Grant Program.  Our Board of Directors has adopted a Non-Employee Director Restricted Stock Unit Grant Program under our 2004 Performance Incentive Plan pursuant to which, as in effect for fiscal 2008, our non-employee directors automatically receive an award of restricted stock units on January 1 of each year equal in value to $100,000 (based on the closing market value of an equivalent number of shares of our common stock on the grant date). We award non-employee directors who are newly elected or appointed to the Board of Directors after January 1 of a given year a prorated award of restricted stock units for that year. Effective August 23, 2007, we also award members of our Board a prorated award of restricted stock units upon or as soon as practical after first becoming a non-employee director by virtue of retiring or otherwise ceasing to be employed by us after January 1 of a given year. The number of restricted stock units subject to this prorated award is equal to: (i) the number of units subject to the immediately preceding annual unit award, divided by (ii) 365, multiplied by (iii) the number of days from the date such individual first becomes a non-employee director until the immediately following January 1. Each award of restricted stock units represents the right to receive an equivalent number of shares of our common stock on its vest date.

Restricted stock units generally vest 100% on the third anniversary of the grant date. However, if a director served as a director for at least four continuous years when the director ceases to be a director, all unvested restricted stock units will vest immediately upon the director’s termination, provided that, for restricted stock unit awards made after November 2006, the director has also performed at least twelve months of service for us after the grant of the restricted stock unit. If a director ceases to be a director for any reason (except removal) prior to meeting the eligibility requirements for accelerated vesting discussed above, then all of the unvested restricted stock units granted in the first twelve months prior to termination will terminate without vesting, one-third of all unvested restricted stock units granted within the second twelve-month period prior to termination will immediately vest and become payable, and two-thirds of all unvested restricted stock units granted within the third twelve-month period prior to termination will immediately vest and become payable. If dividends are paid prior to the vesting and payment of any restricted stock units granted to our non-employee directors, the director is credited with additional restricted stock units as dividend equivalents that are subject to the same vesting requirements as the underlying restricted stock units. Shares of common stock issued in respect of the Non-Employee Director Restricted Stock Unit Grant Program are subject to the applicable share limits specified in our 2004 Performance Incentive Plan.

Director Stock Ownership Guidelines.  Our Board of Directors has established stock ownership guidelines for our directors. By November 18, 2009 or within three years of joining the Board, whichever occurs later, each director must own and continue to maintain at least 15,000 shares of our common stock. Common stock, restricted stock units, deferred stock units and common stock beneficially owned by the director by virtue of being held in a trust, by a spouse or by the director’s minor children count toward the stock ownership requirement.

Deferred Compensation Plan for Non-Employee Directors

For each calendar year, we permit each non-employee director to defer payment of between a minimum of $2,000 and a maximum of 100% of any cash compensation to be paid to the director during that calendar year in accordance with our Deferred Compensation Plan. If a director has elected to receive common stock pursuant to our Non-Employee Directors Stock-for-Fees Plan in lieu of annual retainer or meeting fees otherwise payable to the director, the director is also permitted to make a deferral election with respect to such common stock. In that event, we credit deferred stock units to the director’s deferred compensation account in an amount equal to the cash fee the director would have otherwise received divided by the closing market price of a share of our common stock on the date the cash fee would have been paid. The deferred stock units carry no voting or dividend rights.

We also permit non-employee directors to defer payment of any restricted stock units awarded under our Non-Employee Director Restricted Stock Unit Grant Program beyond the vesting date of the award. Restricted stock units and other amounts deferred in cash by a director are generally credited and payable in the same manner as amounts deferred by our executive officers and other participants in our Deferred Compensation Plan as further described below under “Fiscal 2008 Non-Qualified Deferred Compensation Table” beginning on page 40.

COMPENSATION DISCUSSION AND ANALYSIS

When we refer to our “executives” or “executive officers” in this section, we mean:

•	John F. Coyne, our President and Chief Executive Officer;

•	Timothy M. Leyden, our Executive Vice President and Chief Financial Officer;

•	Stephen D. Milligan, our former Senior Vice President and Chief Financial Officer, who terminated employment with us on August 31, 2007;

•	Raymond M. Bukaty, our Senior Vice President, Administration, General Counsel and Secretary; and

•	Dr. Hossein M. Moghadam, our Senior Vice President, Chief Technology Officer.

These individuals are our “named executive officers” under Securities and Exchange Commission rules for fiscal 2008 and are listed in the “Fiscal 2007 and 2008 Summary Compensation Table” below.

Executive Summary

Western Digital is an information storage pioneer and long-time industry leader providing products and services on a global scale for people and organizations that collect, manage and use digital information. Managing our global business to provide long-term value for our stockholders requires a team of passionate, innovative, dedicated and experienced executives. Our overriding executive compensation philosophy is clear and consistent — we pay for performance. Our executives are accountable for the performance of the company and the segments they manage and are compensated primarily based on that performance.

Fiscal 2008 was an extraordinary year for our company, with revenue of $8.1 billion, operating income of $1.0 billion and net income of $867 million. These results reflect increases over the prior fiscal year of approximately 48%, 142% and 54%, respectively. During fiscal 2008, we also achieved unit shipment growth of 38% and accretion of our acquisition of Komag, Inc. The performance-based components of our compensation program for fiscal 2008, which are described in more detail below, reflect these significant company achievements.

The following discussion summarizes our executive compensation program, including our compensation objectives and philosophies and the processes and sources of input that were considered in determining compensation for our named executive officers. We believe that our executive compensation program contributes to a high-performance culture where executives deliver results that drive sustained growth.

Our Executive Compensation Philosophy and Objectives

Our compensation philosophy for our executive officers is based on the belief that the interests of our executives should be closely aligned with those of our stockholders. To support this philosophy, a large portion of each executive officer’s compensation is placed “at risk” and linked to increases in stockholder value and/or the accomplishment of specific financial or operational goals that are expected to lead to the creation of short-term and long-term value for our stockholders.

Our compensation policies and programs are designed to:

•	attract, develop, reward and retain highly qualified and talented individuals;

•	motivate executives to improve the overall performance and profitability of our company as a whole as well as the business group for which each executive is responsible, and reward executives when specific measurable results have been achieved;

•	encourage accountability by determining salaries and incentive awards based on each executive’s individual performance and contribution;

•	tie incentive awards to financial and non-financial metrics that drive the performance of our common stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives; and

•	ensure compensation levels are both externally competitive and internally equitable.

The Compensation Committee does not use a specific formula for allocating total compensation between performance- and non-performance-based compensation, between annual and long-term compensation or between cash and non-cash compensation. However, the Compensation Committee believes that a substantial portion of total compensation should be long-term, at-risk compensation (with that amount increasing as responsibility increases). We believe that our compensation program assists us in achieving these compensation objectives and philosophies, as described in more detail below.

Determination of Executive Compensation

Role of the Compensation Committee

Our executive compensation program is administered by our Compensation Committee. The Compensation Committee is responsible for approving all elements of compensation for our executive officers. The Compensation Committee’s practice is to consider all elements of compensation and our compensation philosophy and objectives when determining the appropriate level and mix of each element of compensation for our executive officers. While the Compensation Committee follows general guidelines in setting compensation for our executives, as described in more detail below, members of the Compensation Committee also consider the following in determining the specific level and mix of compensation for each of our executive officers:

•	the executive’s experience, performance and judgment;

•	survey and market data prepared by the Compensation Committee’s compensation consultant;

•	for executives other than the Chief Executive Officer, the Chief Executive Officer’s recommendations;

•	internal fairness;

•	summaries of prior and potential future compensation levels (sometimes referred to as “tally sheets”);

•	succession planning and retention objectives;

•	past and expected future contributions of the executive; and

•	current company and business conditions.

The Compensation Committee reviews compensation to and performance of our executive officers on an annual basis and at the time of hiring, a promotion or other change in responsibilities. The Compensation Committee’s annual review typically occurs in late Summer or early Fall of each year. The review for determining fiscal 2008 compensation commenced in August 2007 and continued during the Compensation Committee’s meeting in September 2007. The Compensation Committee’s annual review consists of an evaluation of all elements of total direct compensation for the executive officers. The compensation decisions made in light of the annual review for fiscal 2008 are explained in more detail below under the section entitled “Elements of our Executive Compensation Program.”

Role of Executive Officers

While no executive participates in any discussions or decisions regarding his or her own compensation, certain of our executive officers and other employees assist the Compensation Committee in the administration of our executive compensation process. Our Chief Executive Officer works with our Vice President, Human Resources, in reviewing the performance of the other named executive officers and developing recommendations to the Compensation Committee regarding the base salary, bonuses, equity award levels and other incentive compensation to these executives for consideration by the Compensation Committee at its annual review. While the Compensation Committee considers these recommendations, the Compensation Committee is solely responsible for making the final decision regarding compensation to our executive officers.

Our Vice President, Human Resources, also provides internal and external compensation data to the Compensation Committee and its compensation consultant for use in its annual review. Our Chief Financial Officer may provide input to the Compensation Committee on the financial targets for our performance-based compensation programs and may present data regarding the impact of compensation programs on our financial statements. Our General Counsel and Secretary generally assesses and advises the Compensation Committee regarding the legal implications or considerations involving our compensation program.

The Compensation Committee alone is charged with approving the compensation of our Chief Executive Officer, although the Compensation Committee confers with other members of our Board of Directors in evaluating the Chief Executive Officer’s performance and determining the Chief Executive Officer’s compensation. Our Chief Executive Officer is not present for and does not participate in discussions concerning his own compensation.

Role of the Compensation Consultant

The Compensation Committee’s practice has been to retain compensation consultants to provide objective advice and counsel to the Compensation Committee on all matters related to the compensation of our executive officers and our compensation programs generally. Mercer has been retained by the Compensation Committee as its compensation consultant. The Compensation Committee’s relationship with Mercer is reviewed annually and has continued in fiscal 2008 with Mercer attending all in-person meetings of the Compensation Committee held during the year. Mercer’s responsibilities for fiscal 2008 generally included, among other things:

•	providing recommendations regarding the composition of our peer group (described below);

•	gathering and analyzing publicly available proxy data for the peer group and other peer group data;

•	analyzing pay survey data;

•	providing best practices and advice regarding compensation trends;

•	reviewing and advising on the performance measures to be used in bonus formulas;

•	reviewing and advising on management recommendations regarding target bonus levels, actual bonuses paid and the design and size of equity awards; and

•	advising on the Compensation Committee’s charter.

Mercer communicates regularly with management to gather information and review management proposals, but reports directly to the Compensation Committee. Mercer and certain of its affiliates also provide welfare plan consulting, actuarial and plan administration services to the company with respect to the company’s general employee benefit plans and programs. However, Mercer has established safeguards between the executive compensation consultants engaged by the Compensation Committee and the other service providers to the company. These safeguards are designed to help ensure that the Compensation Committee’s executive compensation consultants continue to fulfill their role in providing objective, unbiased advice.

Comparative Market Data

To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, Mercer provides comparative market data on compensation practices and programs as well as guidance on industry best practices. In general, the market data is collected from independent published surveys and from public filings of a group of peer companies in the high-technology industry. The survey data is filtered for high-technology companies (where such data is not available, the surveys are filtered for durable manufacturing companies), and is adjusted for companies with similar revenue levels. The peer group compensation data is taken from each company’s most recent proxy statement and other SEC filings. The survey and peer group data is then averaged (with the survey and peer group data weighted equally) to create what we refer to in this section as “composite market data.” The composite market data is then used by the Compensation Committee as a reference point in making compensation decisions during its annual review.

The Compensation Committee, with guidance from Mercer, determines the composition of our peer group and reevaluates this group on an annual basis. The evaluation of the peer group generally occurs in May of each year. This peer group is then used to create the composite market data reviewed by the Compensation Committee during its annual executive compensation review for the following fiscal year. In May 2007, the Compensation Committee, with assistance from Mercer, determined that our peer group would consist of 16 U.S.-based technology companies of comparable revenue, market capitalization and business characteristics to us and who compete with us for executive talent. Data from these companies, along with the survey data described above, were then used to create the composite market data reviewed by the Compensation Committee during its fiscal 2008 review of executive compensation in August and September 2007. Most of the companies included in our peer group are, as are we, included in the Dow Jones U.S. Technology, Hardware and Equipment Index, which the company has selected as the industry index for purposes of the stock performance graph appearing in our Annual Report for fiscal 2008. Below is a list of the companies in our peer group for fiscal 2008:

Fiscal 2008 Peer Group Companies
Advanced Micro Devices, Inc.	National Semiconductor Corp.
Analog Devices, Inc.	Network Appliance Inc.
Applied Materials Inc.	Nvidia Corp.
Broadcom Corp.	Qualcomm
EMC Corporation	SanDisk Corporation
Gateway Inc.	Seagate Technology
Lexmark International Group Inc.	Spansion Inc.
Micron Technology Inc.	Texas Instruments Incorporated

The peer group for fiscal 2008 was the same peer group for fiscal 2007, except that Freescale Semiconductor was removed due to an acquisition and LSI Logic Corporation and ON Semiconductor Corporation were removed in light of their small revenue level relative to Western Digital.

Elements of Our Executive Compensation Program

Our current executive compensation program consists of several compensation elements. The following chart briefly summarizes the general characteristics of each element of direct compensation, the compensation objectives the element helps us achieve and the Compensation Committee’s target pay level for such element based on composite market data.

Element of Direct
Compensation	Characteristics	Purpose	Target Pay Level

Base Salary	Fixed component. Annually reviewed by Compensation Committee and adjusted, if and when appropriate.	To attract, develop, reward and retain highly-qualified executive talent and to maintain a stable management team. To compensate executives for sustained individual performance.	Targeted at the median based on composite market data.
Semi-Annual Bonus Opportunity	Performance-based semi-annual cash bonus opportunity. Payable based on level of achievement of semi-annual company performance goals.	To motivate executives to achieve specified performance goals that drive overall performance. To encourage accountability by rewarding based on performance. To attract, develop, reward and retain highly-qualified executive talent.	Targeted at a level such that, when added to base salary, total annual cash compensation is between the median and the 75th percentile based on composite market data and assuming target levels of performance.
Long-Term Incentive Compensation	Performance-based long-term component. Generally granted annually in the form of a combination of stock options, restricted stock units and long-term performance cash awards. Amounts actually earned under awards will vary based on stock price appreciation and company performance.	To tie incentives to performance of our common stock over the long term. To reinforce the linkage between the interests of stockholders and our executives. To motivate executives to improve multi-year financial performance. To attract, develop, reward and retain highly-qualified executive talent.	Targeted at a level such that, when added to total annual cash compensation, total direct compensation is between the median and the 75th percentile based on composite market data and assuming target levels of performance.

In addition to these elements of our direct compensation program, we also provide executives with relatively minimal perquisites and certain other indirect benefits, including participation in certain post-employment compensation arrangements. For an analysis of these other features of our compensation program, please refer to the section below entitled “Other Features of our Executive Compensation Program.”

The following sections describe each direct element of our compensation program in more detail and the process for determining the amount of compensation to be paid with each element for fiscal 2008.

Base Salary

Executive officers are paid an amount in the form of a base salary sufficient to attract highly-qualified executive talent and to maintain a stable management team. Base salary levels for our executive officers are determined by the Compensation Committee and are generally targeted at the median of base salaries paid to similarly situated executives at comparable companies based on the composite market data provided by Mercer, which the Compensation Committee believes to be the threshold salary level needed to attract and retain talented executives. However, base salaries of individual executive officers can and do vary from this market data based on a review of such factors as the competitive environment, our financial performance, the executive’s experience level and scope of responsibility, and the overall need and desire to retain the executive in light of current performance, future performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all of these factors in making its decisions. No specific formula is applied to determine the weight of each criterion.

For fiscal 2008, the Compensation Committee reviewed the base salaries paid to all continuing executive officers during its annual review in August 2007. In light of the composite market data and the other factors discussed above, the Compensation Committee determined that no change would be made to the base salaries paid to Messrs. Coyne and Bukaty and Dr. Moghadam (which were $800,000, $400,000 and $400,000, respectively) for fiscal 2008. Effective September 1, 2007, Mr. Leyden assumed the role of Chief Financial Officer from Mr. Milligan, who terminated employment with us on August 31, 2007. Mercer advised the Compensation Committee that Mr. Leyden’s salary prior to the promotion was below the median base salary for Chief Financial Officers based on our composite market data. The Compensation Committee also noted that Mr. Milligan’s base salary at the time of his separation from service was $450,000. In light of these considerations and the Compensation Committee’s recognition that Mr. Leyden had demonstrated significant leadership, especially in regards to our acquisition of Komag, Inc., the Compensation Committee determined to increase Mr. Leyden’s base salary from $409,000 to $450,000, effective with his promotion to the Chief Financial Officer position on September 1, 2007. In its fiscal 2009 annual review, which commenced in August 2008, the Compensation Committee, based on a review of composite market data and Mr. Leyden’s continued contributions to our performance, approved an increase in the annual base salary paid to Mr. Leyden from $450,000 to $550,000.

Semi-Annual Incentive Compensation

Our Incentive Compensation Program, or ICP, formally links cash bonuses for executive officers and other participating employees to our semi-annual financial performance as well as other discretionary factors, including non-financial and strategic operating objectives, business and industry conditions and individual and business group performance. We believe that the ICP is a valuable component of our overall compensation program because it assists us in achieving our compensation objective of motivating our executives to achieve specified financial and non-financial goals that help to drive our overall financial performance. The ICP also encourages accountability by rewarding executives based both on the actual financial performance achieved as well as other discretionary factors such as individual and business group performance.

Target Awards.  The Compensation Committee establishes target awards under the ICP for each executive officer that are expressed as a percentage of the executive’s semi-annual base salary and that are based on the executive’s position and responsibility. These target awards are reviewed annually by the Compensation Committee as part of its annual compensation review and at the time of hiring, a promotion or other change in responsibilities, and may be increased based on the executive’s performance and/or market factors.

The target ICP award for each executive officer other than Mr. Coyne is 75% of base salary. On September 12, 2007, the Compensation Committee approved an increase in Mr. Coyne’s target bonus percentage under the ICP from 100% to 125%, effective for fiscal 2008. This determination was made after reviewing the total annual cash compensation and target bonus opportunities of the Chief Executive Officers of our peer group companies and in consideration of Mr. Coyne’s strong leadership of the company, including with respect to our acquisition of Komag, Inc. and substantially all of the assets of Senvid, Inc. The ICP target award for our Chief Executive Officer, compared with the targets for our other executive officers, reflects our compensation philosophy that a greater percentage of compensation should be at-risk for our Chief Executive Officer as he bears greater responsibility for our overall performance.

Performance Goal and Funding Levels.  For fiscal 2008, prior to commencement of each semi-annual performance period under our ICP, the Compensation Committee established specific operating and/or financial performance goals to correspond to specific ICP funding levels ranging between 0% and 200% of target. (Commencing with fiscal 2009, the Compensation Committee will establish the applicable goals at the first scheduled meeting of the Compensation Committee that occurs after the start of the performance period.) For both the first half and second half of fiscal 2008, the Compensation Committee selected earnings per share as the financial performance goal and established specific earnings per share goals to correspond to specific funding percentages ranging between 0% and 200% of target. Earnings per share is calculated under generally accepted accounting principles, but excluding tax and other non-recurring charges. The Compensation Committee believes that earnings per share is the appropriate performance goal for the ICP because earnings per share closely reflects our overall performance and profitability and the returns achieved by our stockholders. In so doing, the Compensation Committee believes that the ICP assists in achieving our compensation objectives of motivating executives to improve our overall performance and profitability and tying incentive awards to financial metrics that drive the performance of our common stock over the long term.

At the end of the applicable performance period, the Compensation Committee determines the ICP funding percentage for executive officers based upon our performance against the established operating and/or financial performance goals for the period. In its discretion and based upon the recommendation of the Chief Executive Officer, the Compensation Committee may adjust the company funding percentage upward (subject to a cap of 200%) or downward according to our overall achievement of other key non-financial and strategic operating objectives as well as changes in the business and industry that occur during the performance period and how well we and our executive officers were able to adapt to those changes. The ICP funding percentage, as adjusted by the Compensation Committee, determines the overall funding level for bonus payments to our executives for the applicable semi-annual performance period.

For the first half of fiscal 2008, the Compensation Committee set an earnings per share target of $0.91 correlated to a 100% payout. Actual earnings per share for the first half of fiscal 2008 was $2.14, resulting in a payout under the ICP equal to 200% of target. For the second half of fiscal 2008, the Compensation Committee set an earnings per share target of $1.12 correlated to a 100% payout. Actual earnings per share for the second half of fiscal 2008 was $2.17, also resulting in a payout under the ICP equal to 200% of target. Earnings per share for ICP purposes was calculated under generally accepted accounting principles, but excluding tax and other non-recurring charges.

Bonus Calculation and Discretionary Adjustments.  Actual bonus amounts to the executive officers for each semi-annual performance period under the ICP are calculated by multiplying the executive’s target semi-annual bonus amount by the funding percentage approved by the Compensation Committee based on achievement of the applicable performance metrics.

Following determination of the ICP bonus amount for the applicable semi-annual period, the Compensation Committee reserves the discretion to further adjust the bonus payment to an executive officer based upon his individual and business group performance. For the Chief Executive Officer, any adjustments are made by the Compensation Committee based on their assessment of the Chief Executive Officer’s performance. For the other executive officers, any adjustments are made by the Compensation Committee, taking into account the recommendation of the Chief Executive Officer, based upon individual performance goals developed by the Chief Executive Officer with input from the executive that are intended to focus the executive’s attention on the achievement of financial and other business objectives within his individual area of responsibility and management. For fiscal 2008, the Compensation Committee did not exercise its discretion to adjust the ICP award for executive officers based on these factors given the extraordinary operational and financial achievements noted above.

For calendar year 2007, Mr. Coyne, our President and Chief Executive Officer, recommended to the Compensation Committee a special discretionary bonus (referred to as the “president’s award”) to all executive officers (other than Mr. Coyne himself). The special bonus award for executive officers equaled 25% of the executive’s target annual bonus opportunity under the ICP and was paid during fiscal 2008. In recommending approval of the discretionary bonuses to the Compensation Committee, Mr. Coyne noted the following significant financial achievements for calendar year 2007 versus calendar year 2006:

•	310 basis point increase in market share;

•	38% increase in revenue;

•	33% increase in units shipped;

•	41% increase in gross margin; and

•	56% increase in earnings per share.

Mr. Coyne also noted that the ratio of bonuses paid to employees (including the president’s award) to net income for the first half of 2008, sometimes referred to as the “sharing ratio,” would be consistent with the sharing ratio for the preceding two semi-annual bonus periods. After considering these factors, the company’s significant achievements and the extraordinary returns received by stockholders during calendar year 2007, the Compensation Committee approved the president’s award for these executive officers in the amounts recommended by Mr. Coyne.

Please see the section entitled “— Incentive Compensation Plan” on page 36 for a table that reflects each executive’s target semi-annual bonus opportunity under the ICP for fiscal 2008, the actual semi-annual bonuses paid to the executive under the ICP for fiscal 2008 and any additional discretionary bonus (such as the president’s award) paid to the executive for fiscal 2008.

Long-Term Incentive Compensation

In February 2006, following a review and analysis by Mercer, the Compensation Committee established a long-term incentive program pursuant to which a combination of stock options, restricted stock units and/or long-term performance cash awards are generally awarded on an annual basis to our executive officers and other key employees. As part of this long-term incentive program, the Compensation Committee has established long-term incentive grant guidelines expressed as a percentage of annual salary and ranging from a minimum, midpoint and maximum value. The midpoint value of these guidelines, when added to total annual cash compensation, is intended to target the executive’s total direct compensation at the median to the 75th percentile of the total direct compensation levels for comparable jobs in the marketplace based on the composite market data provided by Mercer.

These long-term incentive guidelines provide a framework for the Compensation Committee when determining the amount of the awards to each executive under the long-term incentive program. For each of our executive officers other than Mr. Coyne, the actual grant value of the executive’s long-term incentive awards is determined by the Compensation Committee based upon the recommendation of Mr. Coyne after reviewing the executive’s responsibilities, individual performance, current compensation package, value of unvested equity awards and expected future contributions and value to the company. The Compensation Committee undertakes a similar analysis to determine the grant value of any long-term incentive award to Mr. Coyne.

Once this dollar value is determined, the Compensation Committee determines the allocation of this amount between the various long-term incentive award types. Generally, approximately 40% is awarded in the form of stock options (based on the Black-Scholes value of the options), 30% is awarded in the form of restricted stock units (based on the closing market price of our common stock), and 30% is awarded in the form of a long-term performance cash award (based on the target value of the award). However, variations from this allocation formula can and do occur based on a number of factors, including the value of an executive’s accumulated prior grants and an analysis of the executive’s pay in light of the composite market data reviewed by the Compensation Committee.

In September 2007, the Compensation Committee determined the long-term incentive grant value for each executive officer (other than Mr. Milligan who terminated employment with us in August 2007). The grant value for Mr. Leyden was set at approximately the midpoint of his grant guidelines, and for Mr. Bukaty, the grant value was set near the minimum point of his grant guidelines in light of his accumulated prior long-term incentive awards. The grant values for Messrs. Leyden and Bukaty were allocated among stock options, restricted stock units and performance cash awards according to the standard formula described above. These awards are included in the “Fiscal 2008 Grants of Plan-Based Awards Table” below. After reviewing Dr. Moghadam’s total direct compensation in light of the composite market data and his accumulated prior long-term incentive awards, the Compensation Committee determined not to grant any long-term incentive awards to Dr. Moghadam for fiscal 2008.

For Mr. Coyne, the Compensation Committee noted that his employment agreement provides for an annual performance cash award with a minimum target value of $2 million and an annual stock option grant, in an amount determined by the Compensation Committee, beginning with fiscal 2008. The Compensation Committee also noted the 1.1 million restricted stock unit award Mr. Coyne received under his 5-year employment agreement in connection with the commencement of his employment as Chief Executive Officer. After noting these employment agreement provisions and the other considerations discussed above, for fiscal 2008 the Compensation Committee approved a performance cash award with a target value of $2 million and a stock option grant covering 125,000 shares (which had a Black-Scholes value that, when added to the

$2 million target performance cash award and the annualized grant value of Mr. Coyne’s 1.1 million restricted stock unit award, annualized over the term of the employment agreement, provided Mr. Coyne with a long-term incentive opportunity at approximately the median of the composite market data). These awards are also included in the “Fiscal 2008 Grants of Plan-Based Awards Table” below.

Stock Options.  Stock options are generally the largest component of our long-term incentive program. We believe that stock options, which provide a return to the executive only if the market price of the underlying shares increases over time, are inherently performance-based and serve as an effective means to achieve our compensation objective of motivating our executives to contribute to the long-term growth and profitability of our company and thereby create value for our stockholders. Stock options also function as a retention incentive for our executives as they generally vest and become exercisable in periodic installments over a four-year period, contingent upon the executive’s continued employment.

For a more detailed description of the terms of the stock option awards granted in fiscal 2008, see the section entitled “Description of Compensation Arrangements of Named Executive Officers — Equity-Based Awards” below.

Restricted Stock Units.  A portion of our long-term incentive compensation is generally allocated to restricted stock unit awards. Restricted stock units represent the right to receive an equivalent number of shares of our common stock at the time the restricted stock units vest without the payment of an exercise price or other consideration. Although a restricted stock unit award has some value regardless of stock price volatility, the value of restricted stock units appreciates as the value of our common stock increases thereby helping to achieve our compensation objective of aligning our executives’ interests with those of our stockholders. Restricted stock unit awards also assist us with retention in that they generally vest and become payable upon the third anniversary of grant, contingent upon the executive’s continued employment. We believe that allocating some portion of our long-term incentives to restricted stock unit awards is appropriate and beneficial to stockholders because we can grant more grant date value per share with a restricted stock unit award than a stock option and thereby minimize the dilutive effect of such equity awards on stockholders.

For a more detailed description of the terms of the restricted stock unit awards granted in fiscal 2008, see the section entitled “Description of Compensation Arrangements of Named Executive Officers — Equity-Based Awards” below.

Long-Term Performance Cash Awards.  Long-term performance cash awards represent the right to receive a payment of cash at the end of a fixed performance period (generally two fiscal years) depending upon our achievement of one or more operating and/or other financial performance goals established by the Compensation Committee. The purpose of the performance cash awards is to focus executives on the achievement of key financial operating objectives over a multi-year period. The total amount payable pursuant to a long-term performance cash award for fiscal 2008 varies from 0% to 200% of the target award, depending upon our performance against the established performance goals.

In connection with Mr. Coyne’s promotion to President and Chief Operating Officer in May 2006, the Compensation Committee granted him a long-term cash award with a performance period covering fiscal 2007 and fiscal 2008. In early fiscal 2007, the Compensation Committee granted a long-term cash award to each named executive officer (other than Mr. Leyden who was not then an executive officer of the company) with a performance period covering fiscal 2007 and fiscal 2008. On May 9, 2007, shortly after becoming one of our named executive officers, Mr. Leyden was granted a long-term cash award with a performance period covering just fiscal 2008. Mr. Leyden’s long-term cash award covered one fiscal year (as opposed to two fiscal years for the remaining executive officers) so that all named executive officers would be on the same performance period schedule beginning with awards granted in fiscal 2008.

For Mr. Coyne’s May 2006 award, the Compensation Committee selected revenue as the applicable performance goal. For the other awards, the Compensation Committee selected both revenue and operating income, each weighted equally, as the performance goals for these long-term performance cash awards that became earned in fiscal 2008. The Compensation Committee selected these as the appropriate metrics for the long-term cash awards because we believe that performance against these financial measures is a strong indication of the company’s multi-year operating performance. Revenue and operating income are generally calculated in accordance with generally accepted accounting principles, but exclude certain non-recurring charges and certain effects of our acquisition of Komag, Inc.

The following chart reflects the revenue and operating income targets applicable to these awards, the actual performance of the company over the applicable performance period and the resulting payout percentage of the long-term cash award.

			Target		Resulting
	Performance	Performance	Goal	Actual	Payout		Total Payout
Award	Period	Metric	(100%)	Performance	Percentage	Weight	Percentage

Coyne May 2006 Grant	FY 07 and 08	Revenue	$10.5 billion	$13.272 billion	128%	100%	128%

						Total	128%

All Nov 2006 Grants	FY 07 and 08	Revenue	$10.449 billion	$13.272 billion	200%	50%	100%
		Operating Income	$777 million	$1.421 billion	200%	50%	100%

						Total	200%

Leyden May 2007 Grant	FY 08	Revenue	$6.507 billion	$8.074 billion	200%	50%	100%
		Operating Income	$441 million	$1.055 billion	200%	50%	100%

						Total	200%

Please see the section entitled “— Long-Term Performance Cash Awards” on page 37 for a table that reflects the amounts earned by executive officers under long-term performance cash awards in fiscal 2008 based on the performance described in the table above.

As described above, in fiscal 2008, the Compensation Committee granted long-term cash awards to each named executive officer (other than to Dr. Moghadam, who did not receive any long-term incentive compensation in fiscal 2008, and Mr. Milligan, who terminated employment with us prior to grant) covering fiscal years 2008 and 2009, which become payable at between 0% and 200% of target based on the achievement of selected revenue and operating income targets for the cumulative two-year period. More information concerning these grants, including the threshold, target and maximum amounts payable under these awards, is included in the “Fiscal 2008 Grants of Plan-Based Awards Table” and related narrative. No portion of the awards was payable during fiscal 2008.

Other Features of our Executive Compensation Program

In addition to direct compensation, we also provide executives with relatively minimal perquisites and certain other benefits, including participation in certain post-employment compensation arrangements, which are described in more detail below.

Perquisites

For fiscal 2008, we provided Mr. Bukaty and Dr. Moghadam with a perquisite allowance that was paid bi-weekly with the executive’s salary payment. Effective August 2008, we do not provide any executive officer with a perquisite allowance and currently do not expect to grant a perquisite allowance to any future executive officers. We also provide our executive officers with certain other perquisites, including expanded health benefits consisting of an allowance for medical and dental care. In addition, executives are entitled to various other benefits that are available to all employees generally, including health and welfare benefits, paid holidays and other time off and participation in our 2005 Employee Stock Purchase Plan, a stockholder-approved, tax-qualified plan that allows employees to purchase shares of our common stock at a discount.

We believe the perquisites and other benefits provided to our executive officers are a relatively inexpensive way to enhance the competitiveness of our executives’ compensation package and are generally appropriate in light of the benefit packages offered by companies in our peer group.

Employment Agreements

The Compensation Committee does not have an established policy for entering into employment agreements with executive officers. Generally, absent other factors, the Compensation Committee’s intent is to retain the flexibility to review and adjust compensation to our executive officers on at least an annual basis. In certain circumstances, however, we have entered into employment agreements with our executive officers where we determined that the retention of the executive during the term of the agreement was critical to our future success. In these cases, we typically agree to fix some or all of the executive’s compensation for the term of the agreement.

On October 31, 2006, we entered into an employment agreement with Mr. Coyne that provided for his promotion to Chief Executive Officer on January 2, 2007 and his continued employment in that capacity through January 1, 2012. The material terms of Mr. Coyne’s employment agreement are summarized below under “Description of Compensation Arrangements for Named Executive Officers.”

Post-Employment Compensation

Retirement Benefits.  We provide retirement benefits to our executive officers and other eligible employees under the terms of our tax-qualified 401(k) plan. Eligible employees may contribute up to 30% of their annual cash compensation up to a maximum amount allowed by the Internal Revenue Code and are also eligible for matching contributions. These matching contributions vest over a five-year service period. Our executive officers participate in the 401(k) plan on substantially the same terms as our other participating employees. The 401(k) plan and our matching contributions are designed to assist us in achieving our compensation objectives of attracting and retaining talented individuals and ensuring that our compensation programs are competitive and equitable. We do not maintain any defined benefit or supplemental retirement plans for our executive officers.

Deferred Compensation Opportunities.  Our executives and certain other key employees who are subject to U.S. federal income taxes are eligible to participate in our Deferred Compensation Plan. Participants in the Deferred Compensation Plan can elect to defer certain compensation without regard to the tax code limitations applicable to tax-qualified plans. We did not make any company matching or discretionary contributions to the plan on behalf of participants in fiscal 2008. The Deferred Compensation Plan is intended to promote retention by providing employees with an opportunity to save for retirement in a tax-efficient manner. Please see the “Fiscal 2008 Non-Qualified Deferred Compensation Table” table and related narrative section, “Non-Qualified Deferred Compensation Plan,” on pages 40 and 41 below for a more detailed description of our Deferred Compensation Plan and the deferred compensation amounts that our executives have accumulated under the plan.

Severance and Change in Control Benefits.  Our executive officers are eligible to receive certain severance and change in control benefits under various severance plans or agreements with us. These severance and change in control benefits are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be less risky absent these protections. In separation circumstances not covered by our severance plans, the Compensation Committee may consider separation agreements for executive officers on a case-by-case basis.

Our philosophy is that, outside of a change in control context, severance protections are only appropriate in the event an executive is involuntarily terminated by us without “cause.” In such circumstances, we provide severance benefits to our named executive officers under our Executive Severance Plan. Severance benefits in these circumstances generally consist of two years’ base salary, a pro-rata bonus for the bonus cycle in which the termination occurs (assuming 100% achievement of performance targets), accelerated vesting of certain equity awards and certain continued health and welfare benefits. For a more detailed description of the nature and amounts of severance benefits payable under our Executive Severance Plan, see “Potential Payments Upon Termination or Change in Control” below.

We believe that the occurrence or potential occurrence of a change of control transaction will create uncertainty regarding the continued employment of our named executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particular at the senior executive level. In order to encourage named executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide named executive officers with additional severance protections under our Change of Control Severance Plan. We also provide severance protections under the plan to ensure that executive officers can objectively evaluate change in control transactions that may be in the best interests of stockholders despite the potential negative consequences such transactions may have on them personally. Under the Change of Control Severance Plan, all of our executives are eligible to receive severance benefits if the executive is terminated by us without “cause” as well as if the executive voluntarily terminates his employment for “good reason” within one year after a “change in control” or prior to and in connection with, or in anticipation of, a change of control transaction. In the context of a change of control, we believe that severance is appropriate if an executive voluntarily terminates employment with us for a “good reason” because in these circumstances we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause. Good reason generally includes certain materially adverse changes in responsibilities, compensation, benefits or location of work place. In such circumstances, we provide severance benefits to our named executive officers under our Change of Control Severance Plan generally consisting of two years’ annual cash compensation, accelerated vesting of certain equity awards and certain continued health and welfare benefits. For a more detailed description of the nature and amounts of severance benefits payable under our Change of Control Severance Plan, see “Potential Payments Upon Termination or Change in Control” below.

We believe that the level of severance benefits provided to named executive officers under the Executive Severance Plan and the Change of Control Severance Plan is appropriate in light of severance protections available to executives at our peer group companies and is intended to provide named executive officers with financial and personal security during the period of time they are likely to be seeking subsequent employment.

We are also required under our Change of Control Severance Plan to reimburse our executives for any excise taxes imposed by Section 4999 of the Internal Revenue Code in the event any severance benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. This excise tax gross-up provision is intended to preserve the level of change of control severance protections that we have determined to be appropriate and to eliminate bias against a change in control transaction that may be beneficial to stockholders. We believe this protection is an appropriate and reasonable part of the compensation package for these executives and generally consistent with industry practice.

We generally do not believe that severance benefits should be paid unless there is an actual or, in the context of a change of control, constructive termination of an executive’s employment without cause. However, under our standard terms and conditions for stock options, restricted stock and restricted stock unit awards to our executive officers, such awards generally will immediately vest upon the occurrence of a change in control as defined in our 2004 Performance Incentive Plan. In addition, the standard terms and conditions of long-term performance cash awards to our executive officers provide that the long-term performance cash award will become immediately payable at its target level in the event of a change in control. We believe it is appropriate to fully vest equity and other long-term incentive awards in these change in control situations because such a transaction may effectively end the executive’s ability to realize any further value with respect to the awards.

Please see the “Potential Payments Upon Termination or Change in Control” section beginning on page 41 below for a description and quantification of the potential payments that may be made to the executive officers in connection with their termination of employment or a change in control.

Other Executive Compensation Program Policies

Equity Grant and Ownership Guidelines and Policies

Equity Award Guidelines.  We recognize that the granting of equity awards presents specific accounting, tax and legal issues. In accordance with equity award guidelines adopted by our Board of Directors, all equity awards to our executives and other employees will be approved and granted only by the Compensation Committee at telephonic or in-person meetings that are scheduled in advance and that occur outside of our established blackout periods. The authority to grant equity awards will not be delegated to any other committee, subcommittee or individual and will not occur by Unanimous Written Consent. It is also our intent that all stock option grants will have an exercise price per share equal to the closing market price of a share of our common stock on the grant date.

Executive Stock Ownership Guidelines.  To help achieve our compensation objective of linking the interests of our stockholders with those of our executive officers, we have established executive stock ownership guidelines covering our senior executives, including our named executive officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary (in effect upon the later of February 6, 2008 or the date he or she first becomes subject to the guidelines) shown below.

Position	Multiple

CEO	5 x Salary
Executive Vice Presidents	1 x Salary
Senior Vice Presidents	1 x Salary

Each executive must achieve ownership of the required market value of shares before February 6, 2013 (or, if later, within three years of becoming subject to the guidelines). Thereafter, the executive must maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes common stock, restricted stock units, restricted stock, deferred stock units and common stock beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the director’s minor children. Shares the executive has a right to acquire through the exercise of stock options (whether or not vested) are not counted towards the stock ownership requirement. All of our named executive officers subject to the guidelines have met their required ownership level as of the date of this Proxy Statement.

IRC Section 162(m) Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and certain other highly compensated executive officers unless certain tests are met. It is our current intention that, so long as it is consistent with our overall compensation objectives and philosophy, executive compensation will be structured so as to be deductible for federal income purposes to the extent reasonably possible. Our 2004 Performance Incentive Plan has been structured so that any taxable compensation derived pursuant to the exercise of stock options approved by the Compensation Committee and granted under that plan should not be subject to the Section 162(m) deductibility limitations. In addition, in most cases, the long-term performance cash awards to our executive officers are intended to be exempt from the Section 162(m) deductibility limitations. Base salaries, bonuses under the ICP, long-term cash retention awards and restricted stock or stock unit awards with time-based vesting do not, however, satisfy all the requirements of Section 162(m) and, accordingly, are not exempt from the Section 162(m) deductibility limitations. Nevertheless, the Compensation Committee has determined that these plans and policies are in our best interests and the best interests of our stockholders since the plans and policies help us to achieve our compensation objectives. The Compensation Committee will, however, continue to consider, among other relevant factors, the deductibility of compensation when it reviews our compensation plans and policies.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for our 2008 Annual Meeting of Stockholders and incorporated by reference into our 2008 Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Michael D. Lambert, Chairman
Roger H. Moore
Thomas E. Pardun

August 6, 2008

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the Compensation Committee members whose names appear on the Compensation Committee Report above were members of the Compensation Committee during all of fiscal 2008. All members of the Compensation Committee during fiscal 2008 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure under rules of the Securities Exchange Commission requiring disclosure of certain transactions with related persons. There are no Compensation Committee interlocks between us and other entities in which one of our executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

EXECUTIVE COMPENSATION TABLES AND NARRATIVES

Fiscal 2007 and 2008 Summary Compensation Table

The following table presents information regarding compensation earned for fiscal 2007 and 2008 by all individuals who served as our Chief Executive Officer or Chief Financial Officer during fiscal 2008 and our two other executive officers who were serving as executive officers at the end of fiscal 2008. In this Proxy Statement, we refer to these individuals as our named executive officers. Unless otherwise noted, the footnote disclosures apply to fiscal 2008 compensation. For an explanation of the amounts included in the table for fiscal 2007, please see the footnote disclosures in our fiscal 2007 Proxy Statement.

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
				Stock		Option	Incentive Plan	Deferred	All Other
	Fiscal	Salary	Bonus	Awards		Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)		($)(3)	($)(4)	Earnings ($)	($)(5)	($)

John F. Coyne	2008	800,000	135,000	6,120,142		723,678	4,768,000	—	51,019	12,597,839
President and Chief Executive Officer	2007	724,423	90,000	3,809,537		435,489	2,573,500	—	18,297	7,651,246
Timothy M. Leyden	2008	442,904	84,375	567,955		336,843	1,095,000	—	9,514	2,536,591
Executive Vice President and Chief Financial Officer	2007	62,923	75,000	23,138		13,325	46,865	—	5,736	226,987
Stephen D. Milligan(6)	2008	77,885	—	697,663	(7)	182,561	—	—	1,493,118	2,451,227
former Senior Vice President and Chief Financial Officer	2007	432,115	—	1,243,628		379,910	401,755	—	19,960	2,477,368
Raymond M. Bukaty	2008	400,000	75,000	339,921		227,256	1,200,000	—	22,750	2,264,927
Senior Vice President, Administration, General Counsel and Secretary	2007	400,000	—	1,037,013		275,297	375,000	—	20,460	2,107,770
Hossein M. Moghadam	2008	400,000	277,500	1,156,331		223,054	1,440,000	—	19,750	3,516,635
Senior Vice President, Chief Technology Officer	2007	400,000	135,000	932,292		251,766	559,500	—	19,100	2,297,658

(1)	For fiscal 2008, the amounts shown include the special president’s awards granted to Messrs. Leyden and Bukaty and Dr. Moghadam, which are more fully described in the “Compensation Discussion and Analysis” section above and quantified in the “Description of Compensation Arrangements for Named Executive Officers” section below. For Messrs. Coyne and Moghadam, the amounts shown also include the last installment of a retention award which vested on September 1, 2007, in the amount of $135,000 and $202,500, respectively.

(2)	The amounts shown are the aggregate compensation expense recognized in our financial statements for the indicated fiscal year related to restricted stock or restricted stock units previously awarded to each named executive officer to the extent we recognized compensation cost in such fiscal year for such awards in accordance with the provisions of FAS 123(R). These expenses were calculated based on the closing market price of our common stock on the respective grant dates and the other assumptions described in Note 8 in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K (or, with respect to awards granted prior to fiscal 2008, the corresponding note in our Form 10-K for the fiscal year in which the grant was made), which are incorporated herein by reference, but exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of stock awards during fiscal 2008 by our named executive officers other than by Mr. Milligan, who forfeited stock awards covering 93,901 shares of common stock in connection with the termination of his employment on August 31, 2007.

See “Fiscal 2008 Grants of Plan-Based Awards Table” below for information on awards made in fiscal 2008.

(3)	The amounts shown are the aggregate compensation expense recognized in our financial statements for the indicated fiscal year related to stock options previously granted to each named executive officer to the extent we recognized compensation cost in such fiscal year for such awards in accordance with the provisions of FAS 123(R). These expenses were calculated based on the assumptions described in Note 8 in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K (or, with respect to awards granted prior to fiscal 2008, the corresponding note in our Form 10-K for the fiscal year in which the grant was made), which are incorporated herein by reference, but exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of option awards during fiscal 2008 other than Mr. Milligan, who forfeited stock options covering 52,562 shares of common stock in connection with the termination of his employment on August 31, 2007.

See “Fiscal 2008 Grants of Plan-Based Awards Table” below for information on awards made in fiscal 2008.

(4)	The table below summarizes the non-equity incentive plan compensation earned by our named executive officers in fiscal 2008. These amounts and our Incentive Compensation Plan and long-term cash awards are more fully described in the “Compensation Discussion and Analysis” section above and in the “Description of Compensation Arrangements for Named Executive Officers” section below. Mr. Milligan did not earn any non-equity incentive plan compensation for fiscal 2008.

			Long-Term Cash
			Award(s)
Name	ICP-1st Half FY08	ICP-2nd Half FY08	Earned in FY08

John F. Coyne	$1,000,000	$1,000,000	$2,768,000
Timothy M. Leyden	$337,500	$337,500	$420,000
Stephen D. Milligan	—	—	—
Raymond M. Bukaty	$300,000	$300,000	$600,000
Hossein M. Moghadam	$300,000	$300,000	$840,000

(5)	The table below summarizes all other compensation to each of our named executive officers in fiscal 2008:

		401(k) Company
		Matching	Payout of Accrued
Name	Perquisites(a)	Contributions	Vacation	Separation Pay

John F. Coyne	—	$7,750	$43,269	—
Timothy M. Leyden	—	$9,514	—	—
Stephen D. Milligan	—	—	—	$1,493,118	(b)
Raymond M. Bukaty	$15,000	$7,750	—	—
Hossein M. Moghadam	$12,000	$7,750	—	—

(a)	For Messrs. Coyne, Leyden and Milligan, no amount is shown because the aggregate amount of perquisites and other personal benefits paid to each such individual during fiscal 2008 was less than $10,000. For Mr. Bukaty and Dr. Moghadam, the amount shown consists of: (i) a perquisite allowance that was paid bi-weekly to such individuals, and (ii) the maximum dollar value of a medical and dental allowance available to such individuals.

(b)	This amount consists of: (i) a severance payment equal to $1.4 million; (ii) a pro-rata bonus under the ICP for the performance period ending December 31, 2007 (assuming achievement of the performance target at 100%) in an amount equal to $58,861; (iii) a lump sum payment equal to $19,257, the amount of COBRA premium payments for 18 months; and (iv) $15,000 in company-provided outplacement services. For more information on these separation payments and the separation agreement we entered into with Mr. Milligan in connection with the termination of his employment, please see “Potential Payments Upon Termination or Change in Control — Separation, Transition and General Release Agreement with Mr. Milligan” below.

(6)	Mr. Milligan’s employment ended on August 31, 2007.

(7)	Includes an incremental accounting expense of $225,000 for severance-related modifications to certain stock awards made pursuant to our separation agreement with Mr. Milligan as described below under “Potential Payments Upon Termination or Change in Control — Separation, Transition and General Release Agreement with Mr. Milligan.”

Fiscal 2008 Grants of Plan-Based Awards Table

The following table presents information regarding all grants of plan-based awards made to our named executive officers during our fiscal year ended June 27, 2008.

			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards
						All Other	All Other
						Stock	Option	Exercise
						Awards:	Awards:	or Base	Grant Date
						Number of	Number of	Price	Fair Value
						Shares of	Securities	of	of Stock
						Stock or	Underlying	Option	and Option
		Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Award Type(1)	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)

John F. Coyne	ICP — 1st Half	07/01/07	—	$500,000	$1,000,000	—	—	—	—
	Options	09/12/07	—	—	—	—	125,000	23.46	1,099,963
	LT Cash (FY08-09)(5)	09/12/07	—	$2,000,000	$4,000,000	—	—	—	—
	ICP — 2nd Half	12/31/07	—	$500,000	$1,000,000	—	—	—	—
Timothy M. Leyden	ICP — 1st Half	07/01/07	—	$168,750	$337,500	—	—	—	—
	RSUs	09/12/07	—	—	—	11,723	—	—	275,022
	Options	09/12/07	—	—	—	—	29,600	23.46	260,471
	LT Cash (FY08-09)(5)	09/12/07	—	$270,000	$540,000	—	—	—	—
	ICP — 2nd Half	12/31/07	—	$168,750	$337,500	—	—	—	—
Stephen D. Milligan	ICP — 1st Half(6)	07/01/07	—	$168,750	$337,500	—	—	—	—
	Option Modif.	08/31/07	—	—	—	—	28,256	—	—	(7)
Raymond M. Bukaty	ICP — 1st Half	07/01/07	—	$150,000	$300,000	—	—	—	—
	RSUs	09/12/07	—	—	—	5,210	—	—	122,227
	Options	09/12/07	—	—	—	—	13,155	23.46	115,758
	LT Cash (FY08-09)(5)	09/12/07	—	$120,000	$240,000	—	—	—	—
	ICP — 2nd Half	12/31/07	—	$150,000	$300,000	—	—	—	—
Hossein M. Moghadam	ICP — 1st Half	07/01/07	—	$150,000	$300,000	—	—	—	—
	ICP — 2nd Half	12/31/07	—	$150,000	$300,000	—	—	—	—

(1)	To help explain this table and the awards granted to our named executive officers in fiscal 2008, we have included an additional column showing the type of award granted.

(2)	Represents restricted stock units awarded to the named executive officer under our 2004 Performance Incentive Plan. See “Description of Compensation for Named Executive Officers — Equity-Based Awards” below for more information about these awards.

(3)	Except as otherwise noted below, represents stock options awarded to the named executive officer under our 2004 Performance Incentive Plan. See “Description of Compensation for Named Executive Officers — Equity-Based Awards” below for more information about these awards.

(4)	The dollar value of the options shown represents the grant date fair value of the award computed in accordance with FAS 123(R). See Note 8 in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K for more information about the assumptions used to determine these amounts. The dollar value of the restricted stock units shown represents the grant date fair value calculated based on the closing market price of our common stock on the respective grant dates.

(5)	Represents a long-term performance cash award granted to the named executive officer under our 2004 Performance Incentive Plan for the performance period that began July 2, 2007 and ends July 3, 2009. The award will be payable in cash at the end of the performance period based on our achievement of specified operating income and revenue goals that correspond to specific payment percentages ranging between 0% and 200% of the target award value.

(6)	Under the terms of his separation agreement, which are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control,” in connection with his separation,

Mr. Milligan became entitled to a pro-rata bonus under the ICP for the first half of fiscal 2008 (based on the number of days during the period he was employed) at 100% of target.

(7)	There was no incremental fair value under FAS 123(R) associated with our agreement to accelerate to August 31, 2007 the vesting of 28,256 stock options previously granted to Mr. Milligan. For a further description of this acceleration, see the discussion of our separation, transition and general release agreement with Mr. Milligan below under “Potential Payments Upon Termination or Change in Control.”

Description of Compensation Arrangements for Named Executive Officers

Overview

The “Fiscal 2007 and 2008 Summary Compensation Table” above quantifies the value of the different forms of compensation earned by our named executive officers in fiscal 2008 and fiscal 2007, and the “Fiscal 2008 Grants of Plan-Based Awards Table” table above provides information regarding the equity awards and non-equity incentive awards granted to our named executive officers in fiscal 2008. These tables should be read in conjunction with the narrative descriptions and additional tables that follow.

We have entered into an employment agreement with Mr. Coyne. We do not have an employment agreement with any of the other named executive officers. As a result, the Compensation Committee determined the base salary, bonus and other equity and non-equity incentive awards to our other named executive officers in fiscal 2008 in the manner described above under “Compensation Discussion and Analysis” beginning on page 18. For Mr. Coyne, base salary, the target bonus award under our Incentive Compensation Plan and other equity and non-equity incentive awards were determined in fiscal 2008 in accordance with the terms of his employment agreement with, us as summarized below, and the other factors considered by the Compensation Committee, as described above under “Compensation Discussion and Analysis.” We previously entered into a retention agreement with each of Mr. Coyne and Dr. Moghadam. The terms of these retention agreements are summarized below.

Employment Agreement with Mr. Coyne

On October 31, 2006, we entered into an employment agreement with Mr. Coyne that provided for his promotion to President and Chief Executive Officer effective January 2, 2007. In accordance with the agreement, on January 2, 2007, Mr. Coyne’s annual base salary increased to $800,000, his target bonus award under our semi-annual Incentive Compensation Plan, or ICP, increased to 100% of his semi-annual base salary and he became entitled to participate in our other benefit plans on terms consistent with those generally applicable to our other senior executives. On September 12, 2007, the Compensation Committee approved an increase in his target bonus under the ICP to 125% of his semi-annual base salary.

Under the agreement, Mr. Coyne also received two long-term performance cash awards, each of which provide for a cash bonus opportunity with a target amount of $1,000,000. One cash award covered the performance period July 1, 2006 through June 29, 2007 and was subject to our achievement of specified operating income and revenue goals that correspond to specific payment percentages ranging between 0% and 200%. Mr. Coyne received a payment in respect of this award in the amount of $1,686,000, which was reported in the Summary Compensation Table in our proxy statement for fiscal 2007. The second cash award covered the performance period July 1, 2006 through June 27, 2008 and was also subject to our achievement of specified operating income and revenue goals that correspond to specific payment percentages ranging between 0% and 200%. Mr. Coyne received a payment in respect of this award in the amount of $2,000,000, which is reported in the Non-Equity Incentive Plan Compensation column of the “Fiscal 2007 and 2008 Summary Compensation Table” above.

In addition, each year during Mr. Coyne’s employment with us as President and Chief Executive Officer commencing in fiscal 2008, Mr. Coyne will receive a long-term performance cash award providing for a cash opportunity with a target amount of at least $2,000,000. These subsequent long-term performance cash awards will be based on a 24-month performance period and will be subject to the achievement of performance objectives to be established by our Compensation Committee. See “Non-Equity Incentive Plan Compensation and Awards” below for a further description of the long-term performance cash award granted to Mr. Coyne during fiscal 2008.

On January 31, 2007, in accordance with his agreement, Mr. Coyne also received an award of 1,100,000 restricted stock units. Subject to Mr. Coyne’s continued employment with us, these units will vest and become payable in an equivalent number of shares of our common stock as follows: 110,000 units on January 1, 2008, 110,000 units on January 1, 2009, 330,000 units on January 1, 2010, 110,000 units on January 1, 2011 and 440,000 units on January 1, 2012. Also on January 31, 2007, Mr. Coyne received a stock option to purchase 120,000 shares of our common stock. The exercise price per share of the option equals the closing market price of our common stock on the January 31, 2007 grant date of the option. In addition, in each of our four fiscal years commencing with fiscal 2008, Mr. Coyne will receive a stock option to purchase additional shares of our common stock. The number of shares subject to these stock options will be determined in the good faith discretion of our Compensation Committee based on Mr. Coyne’s individual performance, our performance and market benchmark comparisons of our composite market data for chief executive officers.

Our employment agreement with Mr. Coyne expires January 1, 2012, subject to certain termination provisions. For a description of these termination provisions and additional information regarding the severance benefits to which Mr. Coyne is entitled under his employment agreement with us, see “Potential Payments upon Termination or Change in Control” below.

Retention Agreements with Mr. Coyne and Dr. Moghadam

On September 21, 2004, we entered into retention agreements with each of Mr. Coyne and Dr. Moghadam. Pursuant to these agreements, Mr. Coyne received a cash award in the amount of $300,000 and Dr. Moghadam received a cash award in the amount of $450,000. Each award vested and became payable 25% on September 1, 2005, 30% on September 1, 2006 and 45% on September 1, 2007. The last installment payable to Mr. Coyne and Dr. Moghadam under these agreements on September 1, 2007 is included in the Bonus column of the “Fiscal 2007 and 2008 Summary Compensation Table” above.

Separation, Transition and General Release Agreement with Mr. Milligan

We entered into a separation, transition and general release agreement with Mr. Milligan in connection with his termination of employment with us on August 31, 2007. For a more detailed description of the material terms of this agreement, including the accelerated vesting of certain outstanding awards held by Mr. Milligan, see the section entitled “Potential Payments Upon Termination or Change in Control — Separation, Transition and General Release Agreement with Mr. Milligan” below.

Non-Equity Incentive Plan Compensation and Awards

Incentive Compensation Plan.  Under our Incentive Compensation Plan, or ICP, our executive officers and other participating employees are eligible to receive cash bonus awards on a semi-annual basis. The amount of the bonuses payable under our ICP are determined based on our achievement of operating and/or financial performance goals established by the Compensation Committee semi-annually as well as other discretionary factors, including non-financial and strategic operating objectives, business and industry conditions and individual and business group performance.

The executive is generally required to remain employed with us through the date on which the Compensation Committee determines, and we pay, the bonus amounts for the applicable semi-annual period to be eligible to receive payment of the bonus for that period. See the “Compensation Discussion and Analysis” beginning on page 18 above for a more detailed description of our Incentive Compensation Plan.

The following table reflects each executive’s target semi-annual bonus opportunity under the ICP for fiscal 2008, the actual semi-annual bonuses paid to the executive under the ICP for fiscal 2008 and any additional discretionary bonus (such as the president’s award) paid to the executive for fiscal 2008:

	Target	First Half of Fiscal 2008				Second Half of Fiscal 2008
	Semi-	Company		Add’l	Actual	Company		Add’l	Actual
	Annual	Funding	ICP Bonus	Discretionary	Bonus	Funding	ICP Bonus	Discretionary	Bonus	Total Fiscal
Name	ICP Bonus	%	Amount(a)	Bonus(b)	Amount	%	Amount(a)	Bonus(b)	Amount	2008 Bonus

John F. Coyne	$500,000	200%	$1,000,000	—	$1,000,000	200%	$1,000,000	—	$1,000,000	$2,000,000
Timothy M. Leyden	$168,750	200%	$337,500	$84,375	$421,875	200%	$337,500	—	$337,500	$759,375
Raymond M. Bukaty	$150,000	200%	$300,000	$75,000	$375,000	200%	$300,000	—	$300,000	$675,000
Hossein M. Moghadam	$150,000	200%	$300,000	$75,000	$375,000	200%	$300,000	—	$300,000	$675,000

(a)	These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2007 and 2008 Summary Compensation Table” above.

(b)	These amounts, which represent the special president’s award paid in fiscal 2008, are included in the “Bonus” column of the “Fiscal 2007 and 2008 Summary Compensation Table” above.

Long-Term Performance Cash Awards.  The long-term performance cash awards reported in the “Fiscal 2008 Grants of Plan-Based Awards Table” were granted under, and are subject to, the terms of our 2004 Performance Incentive Plan. Each long-term performance cash award is valued at a target amount as determined by the Compensation Committee and will be payable in cash at the end of a fixed performance period in an amount ranging between 0% and 200% of the target amount depending upon the level of our achievement against one or more operating and/or financial performance goals established by the Compensation Committee. For a description of the accelerated vesting conditions of the long-term performance cash awards in the event of certain termination or change in control events, see “Potential Payments upon Termination or Change in Control” below.

In addition, during fiscal 2008, each of our named executive officers (other than Mr. Milligan, who terminated employment with us on August 31, 2007) received payments under long-term performance cash awards previously awarded to them by the Compensation Committee, as more fully described above in the “Compensation Discussion and Analysis.” In light of our actual revenue and operating income results versus the targets described in the “Compensation Discussion and Analysis” section above, the following amounts were paid to named executive officers under these long-term cash awards.

				Amount Earned
	Target Long-Term	Performance	Payout Percentage	Under Long-Term
Name(a)	Cash Award	Period	(% of Target)	Cash Award(b)

John F. Coyne	$1,000,000	FY 07 and 08	200%	$2,000,000
	$600,000	FY 07 and 08	128%	$768,000
Timothy M. Leyden	$210,000	FY 08	200%	$420,000
Raymond M. Bukaty	$300,000	FY 07 and 08	200%	$600,000
Hossein M. Moghadam	$420,000	FY 07 and 08	200%	$840,000

(a)	Mr. Milligan was also granted a long-term cash award covering fiscals 2007 and 2008. However, as noted above, Mr. Milligan terminated employment with us prior to the end of the performance period and, therefore, forfeited his award without payment.

(b)	These amounts, along with the ICP bonuses earned by the executives for fiscal 2008 as described above, are included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2007 and 2008 Summary Compensation Table” above.

Equity-Based Awards

Each stock option and restricted stock unit award reported in the “Fiscal 2008 Grants of Plan-Based Awards Table” was granted by the Compensation Committee under, and is subject to, the terms of our 2004 Performance Incentive Plan. The Board of Directors has delegated general administrative authority for the 2004 Performance Incentive Plan to the Compensation Committee. The Compensation Committee has broad authority under the 2004 Performance Incentive Plan with respect to awarding grants, including to select participants and determine the type of award they are to receive, to determine the number of shares that are to be subject to awards and the terms and conditions of awards, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and to make provision for the payment of the purchase price of an award (if any) and ensure that any tax withholding obligations incurred in respect of awards are satisfied.

Stock Options.  Each stock option reported in the “Fiscal 2008 Grants of Plan-Based Awards Table” has a per-share exercise price equal to the closing market price of a share of our common stock on the grant date as reported on the composite tape for securities listed on the New York Stock Exchange. In addition, each stock option granted to our named executive officers in fiscal 2008 vests 25% on the first anniversary of its grant date and 6.25% at the end of each three-month period thereafter until the stock option is fully vested on the fourth anniversary of its grant.

Once vested, each stock option will generally remain exercisable until its normal expiration date. Stock options granted during fiscal 2008 expire on the seventh anniversary of their grant date. Outstanding options, however, may terminate earlier in connection with the termination of the named executive officer’s employment with us. In the event an executive’s employment terminates, stock options granted to the executive will generally remain exercisable until the earlier to occur of three months following the executive’s severance date or the expiration date of the stock options, except that all outstanding stock options held by an executive will terminate immediately in the event the executive’s employment is terminated for cause. Subject to the earlier expiration of the stock options, stock options granted to the named executive officer will remain exercisable for a longer period upon the occurrence of specified events, as follows: one year in the event the executive ceases to be an employee due to his total disability; three years in the event of the executive’s death; and three years after the executive meets the criteria of a “qualified retiree” by satisfying certain minimum service-period requirements.

Additional information regarding the vesting acceleration provisions applicable to option awards granted to our named executive officers is included below under the heading “Potential Payments upon Termination or Change in Control.”

Restricted Stock Units.  Each restricted stock unit award granted to our named executive officers in fiscal 2008 represents a contractual right to receive one share of our common stock per restricted stock unit on the vesting date(s) of the restricted stock units. The vesting dates of the restricted stock unit awards reported in the “Fiscal 2008 Grants of Plan-Based Awards Table” are disclosed in the “Outstanding Equity Awards at Fiscal 2008 Year-End Table” table below. Restricted stock units are credited to a bookkeeping account that we have established on behalf of each named executive officer.

Our named executive officers are not entitled to voting rights with respect to their restricted stock units. However, if we pay an ordinary cash dividend on our outstanding shares of common stock, the named executive officer will have the right to receive a dividend equivalent with respect to any unpaid restricted stock unit (whether vested or not) held as of the record date for the dividend payment. A dividend equivalent is a credit to the named executive officer’s bookkeeping account of an additional number of restricted stock units equal to (i) the per-share cash dividend, multiplied by (ii) the number of restricted stock units held by the named executive officer as of the record date of the dividend payment, divided by (iii) the per-share closing market price of our common stock on the date the dividend is paid. Dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original stock units to which they relate (except that dividend equivalents may be paid in cash based on the closing market price of a share of our common stock on the date of payment).

Outstanding Equity Awards at Fiscal 2008 Year-End Table

The following table presents information regarding the current holdings of stock options and stock awards held by each of our named executive officers as of June 27, 2008. This table includes vested but unexercised stock option awards, unvested and unexercisable stock option awards, and unvested awards of restricted stock or restricted stock units.

		Option					Stock
		Awards					Awards
							Number of		Market
			Number of				Shares or		Value of
		Number of	Securities				Units of		Shares or
		Securities	Underlying				Stock		Units of
		Underlying	Unexercised				That		Stock That
		Unexercised	Options		Option	Option	Have Not		Have Not
	Grant	Options	(#)		Exercise	Expiration	Vested		Vested
Name	Date(1)	(#) Exercisable	Unexercisable		Price ($)	Date	(#)		($)(2)

John F. Coyne	09/23/02	14,062	—		3.85	09/23/12	—		—
	10/24/03	21,875	—		12.84	10/24/13	—		—
	11/09/04	33,751	7,499	(3)	8.89	11/09/14	—		—
	11/17/05	166,667	83,333	(4)	13.76	11/17/15	100,000	(5)	3,487,000
	05/11/06	32,500	32,500	(3)	20.13	05/11/16	30,000	(6)	1,046,100
	01/31/07	37,500	82,500	(3)	19.60	01/31/17	990,000	(7)	34,521,300
	09/12/07	—	125,000	(3)	23.46	09/12/14	—		—

Total		306,355	330,832				1,120,000		39,054,400

Timothy M. Leyden	06/12/07	37,500	112,500	(3)	19.89	06/12/14	50,000	(5)	1,743,500
	09/12/07	—	29,600	(3)	23.46	09/12/14	11,723	(6)	408,781

Total		37,500	142,100				61,723		2,152,281

Stephen D. Milligan	—	—	—		—	—	—		—

Raymond M. Bukaty	09/24/03	38,500	—		13.07	09/24/13	—		—
	01/20/05	3,625	10,875	(3)	10.21	01/20/15	14,000	(8)	488,180
	02/16/06	—	—		—	—	58,000	(9)	2,022,460
	11/27/06	14,205	23,673	(3)	20.24	11/27/16	17,045	(6)	594,359
	09/12/07	—	13,155	(3)	23.46	09/12/14	5,210	(6)	181,673

Total		56,330	47,703				94,255		3,286,672

Hossein M. Moghadam	09/03/04	1,250	625	(3)	8.01	09/03/14	—		—
	11/09/04	6,000	6,000	(3)	8.89	11/09/14	—		—
	11/17/05	—	—		—	—	16,666	(5)	581,143
	02/16/06	1,752	6,132	(3)	23.97	02/16/16	20,000	(9)	697,400
	02/16/06	—	—		—	—	6,308	(6)	219,960
	11/27/06	7,254	33,143	(3)	20.24	11/27/16	23,863	(6)	832,103
	02/06/07	—	—		—	—	80,000	(10)	2,789,600

Total		16,256	45,900				146,837		5,120,206

(1)	To help explain this table and the awards held by our named executive officers, we have included an additional column showing the grant date of each stock option and stock award.

(2)	The amount shown for the market value of the stock awards is based on the $34.87 closing price of our common stock on June 27, 2008.

(3)	These stock option awards are scheduled to vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to an additional 6.25% of the underlying shares at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date.

(4)	This stock option award is scheduled to vest as to one-third of the underlying shares on each of the first, second and third anniversaries of the grant date.

(5)	These stock awards are scheduled to vest in three substantially equal annual installments on each of the first, second and third anniversaries of the grant date.

(6)	These stock awards are scheduled to vest in full on the third anniversary of the date of grant.

(7)	This stock award is scheduled to vest as follows: (i) 110,000 stock units vest on January 1, 2009; (ii) 330,000 stock units vest on January 1, 2010; (iii) 110,000 stock units vest on January 1, 2011; and (iv) 440,000 stock units vest on January 1, 2012.

(8)	This stock award is scheduled to vest on July 31, 2008.

(9)	These stock awards are scheduled to vest in full on August 31, 2008.

(10)	This stock award is scheduled to vest in full on August 6, 2009.

Fiscal 2008 Option Exercises and Stock Vested Table

The following table presents information regarding the amount realized upon the exercise of stock options and the vesting of restricted stock or restricted stock unit awards for our named executive officers during fiscal 2008.

			Stock Awards
	Option Awards		Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise (#)	($)(1)	(#)	($)(2)

John F. Coyne	10,000	80,238	233,388	6,684,706
Timothy M. Leyden	—	—	25,000	928,250
Stephen D. Milligan	40,067	336,207	103,333	2,266,460
Raymond M. Bukaty	80,000	1,646,184	74,000	1,579,900
Hossein M. Moghadam	92,141	1,716,424	38,417	1,030,181

(1)	The amount shown for value realized on exercise of stock options equals the number of shares of our common stock acquired on exercise of the stock option multiplied by the market price of the shares on the date of exercise. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the exercise date.

(2)	The amount shown for value realized on the vesting of stock awards equals the number of shares of our common stock acquired upon vesting of a stock award multiplied by the closing price of the stock on the vesting date.

Fiscal 2008 Non-Qualified Deferred Compensation Table

The following table presents information regarding the contributions to, investment earnings, distributions and total value of our named executive officers’ balances under our Deferred Compensation Plan during fiscal 2008.

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance
	Contributions in	Contributions in	in Last	Withdrawals	at Last
	Last FY	Last FY	FY	/Distributions	FYE
Name	($)	($)	($)(1)	($)	($)(2)

John F. Coyne	—	—	(107,889)	—	1,445,717
Timothy M. Leyden	—	—	—	—	—
Stephen D. Milligan	—	—	—	—	—
Raymond M. Bukaty	—	—	2,578	—	477,084
Hossein M. Moghadam	—	—	—	—	—

(1)	The amounts reported are not considered to be at above-market rates under SEC rules. Accordingly, we did not include these amounts as compensation to the named executive officers in the “Fiscal 2007 and 2008 Summary Compensation Table” above.

(2)	The balances reported represent compensation already reported in the “Fiscal 2007 and 2008 Summary Compensation Table” in this year’s Proxy Statement and its equivalent table in prior years’ proxy statements, except for the earnings on contributions that are not considered to be at above-market rates under SEC rules and for amounts earned while the individual was not a named executive officer under SEC rules.

Non-Qualified Deferred Compensation Plan

We permit our named executive officers and other key employees to elect to receive a portion of their compensation reported in the “Fiscal 2007 and 2008 Summary Compensation Table” on a deferred basis under our Deferred Compensation Plan. Under the plan, each participant may elect to defer a minimum of $2,000 and a maximum of 100% of his or her base salary and semi-annual bonuses that may be earned during the year under our Incentive Compensation Plan.

Under the plan, we are permitted to make additional discretionary contributions with respect to amounts deferred under the plan. These discretionary contributions vest over a five-year service period. The service period begins on July 1 of the year for which the contribution was made and ends on June 30 of the same year, except that the first year of service is earned as long as the participant is employed for at least six months of that service year. Discretionary contributions will become 100% vested upon the retirement or disability of the participant or a change in control. We did not make any discretionary contributions during fiscal 2008. In addition, the aggregate deferred compensation balance for each of our named executive officers that are participants in the Deferred Compensation Plan does not include any discretionary contributions by us.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds and a declared rate fund under which we credit interest at a fixed rate for each plan year. We set the fixed interest rate prior to the beginning of each plan year. The fixed interest rate was 5.25% for each of calendar years 2006 through 2008.

Under the Deferred Compensation Plan, cash amounts deferred by a participant may be deferred until a specified date, retirement or death. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum or in installments over five, ten, fifteen or twenty years. If the participant’s employment terminates before the participant qualifies for retirement, including due to disability, the participant’s deferred compensation balance will be paid in a single lump sum upon termination. Emergency hardship withdrawals are also permitted under the plan.

Under our Deferred Compensation Plan, we also permit the named executive officers and other key employees to defer receipt of any restricted stock units awarded under our 2004 Performance Incentive Plan beyond the vesting date of the award. A participant can elect to defer receipt of restricted stock units until a specified date or retirement as described above. If a participant makes an election to defer restricted stock units, the participant will receive a distribution with respect to the restricted stock units (including any stock units credited as dividend equivalents) in an equivalent number of shares of our common stock in accordance with the participant’s deferral election.

Potential Payments upon Termination or Change in Control

The following section describes severance and change in control plans covering our named executive officers (other than Mr. Milligan) and certain agreements we have entered into with some of our named executive officers that could require us to make payments to the executives in connection with certain terminations of their employment with us and/or a change in control. For Mr. Milligan, the last section describes the amounts that were paid to him under a separation agreement entered into with us in connection with the termination of his employment on August 31, 2007.

Change in Control — No Termination

Upon the occurrence of a “change in control,” all unvested stock options, shares of restricted stock and restricted stock units granted to an employee who was one of our Section 16 officers at the time of grant will immediately vest regardless of whether there has also been a termination of employment. In addition, upon the occurrence of a change in control, all outstanding long-term performance cash awards granted to an employee who was one of our Section 16 officers at the time of grant will immediately become payable in an amount equal to 100% of the target cash award granted to the officer. For these purposes, “change in control” generally means an acquisition by any person or group of more than one-third of our stock, certain majority changes in our board of directors over a period of not more than two years, mergers and similar transactions that result in a 50% or greater change in our ownership, and certain liquidations and dissolutions of the company. For a specific definition, please refer to the applicable stock plan or form of award agreement as filed with the Securities and Exchange Commission.

For all other equity awards (including awards granted to named executive officers at a time when they were not also one of our Section 16 officers), if we dissolve or do not survive following a merger, business combination, or other reorganization, each award generally will become fully vested unless the Compensation Committee provides for the assumption, substitution, or other continuation or settlement of the award.

Unless otherwise determined by the Compensation Committee, any stock options that are vested prior to or that become vested in connection with a transaction referred to above will generally terminate if not exercised prior to the transaction.

Change in Control — Termination Without Cause or For Good Reason

In addition to the change in control benefits described above, executive officers may be entitled to severance benefits in the event of certain terminations of employment upon or following a change in control. These benefits are provided under our Change of Control Severance Plan, which was adopted by our Board of Directors on March 29, 2001. The severance benefits are payable if we or our subsidiaries terminate the employment of the executive officer without “cause” or the employee voluntarily terminates his or her employment for “good reason” within one year after a change of control or prior to and in connection with, or in anticipation of, such a change.

For these purposes, “change in control” generally has the same meaning as described in the preceding section. For these purposes, “cause” generally means the commission of certain crimes by the executive, the executive’s willful engaging in fraud or dishonest conduct, refusal to perform certain duties, breach of fiduciary duty, or breach of certain other violations of company policy. For these purposes, “good reason” generally means the assignment to the executive of materially inconsistent duties, a significant adverse change in the executive’s reporting relationship, certain reductions in compensation or benefits, and certain relocations of the executive’s employment. For the specific definitions of change in control, cause and good reason, please refer to the Change of Control Severance Plan as filed with the Securities and Exchange Commission.

For each of the named executive officers, the severance benefits generally consist of the following:

(1) a lump sum payment equal to two times the sum of the officer’s annual base compensation plus the target bonus as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the officer’s employment with us, whichever is higher;

(2) 100% vesting of any unvested stock options granted to the officer by us;

(3) extension of the period during which the officer may exercise his or her stock options to the longer of (a) 90 days after the date of termination of his or her employment and (b) the period specified in the plan or agreement governing the options;

(4) continuation for a period of 24 months of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits, including equivalent coverage for the officer’s spouse and dependent children, and a car allowance equal to what the officer was receiving immediately prior to the change in control, or a lump sum payment equal to the cost of obtaining coverage for 24 months if the officer is ineligible to be covered under the terms of our insurance and welfare benefits plans; and

(5) a lump sum payment equal to the amount of in-lieu payments that the officer would have been entitled to receive during the 24 months after termination of his or her employment if, prior to the change in control, the officer was receiving any cash-in-lieu payments designed to enable the officer to obtain insurance coverage of his or her choosing.

Any health and welfare benefits will be reduced to the extent of the receipt of substantially equivalent coverage by the officer from any successor employer. Generally, the benefits will be increased to the extent the officer has to pay taxes associated with “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code so that the net amount received by the officer is equal to the total payments he or she would have received had the tax not been incurred.

Termination Without Cause — No Change in Control

Our Board of Directors adopted an Executive Severance Plan on February 16, 2006, which provides for certain severance benefits in the event a participant’s employment is terminated without “cause.” For these purposes, “cause” generally has the meaning described in the preceding section. For the specific definition of cause, please refer to the Executive Severance Plan as filed with the Securities and Exchange Commission.

Participants in the Executive Severance Plan include members of our senior management who our Board of Directors or Compensation Committee has designated as a Tier 1 Executive, Tier 2 Executive or Tier 3 Executive. The level of severance benefits payable under the Executive Severance Plan depend upon the participant’s designated Tier. The Compensation Committee has designated each of our named executive officers as Tier 1 Executives under our Executive Severance Plan.

The Executive Severance Plan provides that Tier 1 Executives such as our named executive officers will receive the following severance benefits in the event we terminate the executive’s employment without cause:

(1) a lump severance payment minus applicable taxes equal to the participant’s monthly base salary multiplied by twenty-four (24);

(2) a lump sum pro-rata bonus payment minus applicable taxes under our bonus program for the bonus cycle in which the participant’s termination date occurs (determined based on the number of days in the applicable bonus cycle during which the participant was employed (not to exceed six months) and assuming 100% of the performance targets subject to the bonus award are met regardless of actual funding by us);

(3) acceleration of the vesting of the participant’s then outstanding equity awards that are subject to time-based vesting to the extent such equity awards would have vested and become exercisable or payable, as applicable, if the participant had remained employed for an additional six months;

(4) outplacement services provided by a vendor chosen by us and at our expense for 12 months following the participant’s termination of employment; and

(5) payment by us of applicable COBRA premium payments following expiration of the participant’s company-provided medical, dental and/or vision coverage existing as of the participant’s termination date for eighteen (18) months or, if earlier, until the participant otherwise becomes eligible for equivalent coverage under another employer’s plan.

Payment of severance benefits under the Executive Severance Plan is conditioned upon the participant’s execution of a valid and effective release of claims. In addition, no participant is entitled to a duplication of benefits under the Executive Severance Plan or any other severance plan of ours or our subsidiaries.

Qualified Retirement

In the event an employee retires from employment at a time when the employee meets the criteria of a “qualified retiree” under our standard terms and conditions for stock options, all unvested stock options held by the employee at the time of termination will accelerate. For stock options granted prior to November 2004, an employee will be a “qualified retiree” if the employee is at least age 55 at the time of retirement and his or her age plus total years of continuous service with us totals at least 65. For stock options granted after November 2004, the employee is also generally required to have at least five years of continuous service with us and, for stock options granted after May 2006, in addition to having at least five years of continuous service with us, the employee must also be at least age 65 at the time of retirement and his or her age plus total years of continuous service with us must total at least 75.

If an employee meets the applicable “qualified retiree” criteria, the employee’s stock options will remain exercisable for three years after his or her retirement or until their earlier expiration but will immediately terminate in the event the employee provides services to one of our competitors or otherwise competes with us. In that event, we will have the right to recover any profits realized by the employee from exercising the stock options during the immediately preceding six-month period.

Death

In the event of an employee’s death, the vesting of long-term incentive awards previously granted to the employee will accelerate as described below.

•	For stock options, all unvested stock options held by the employee at the time of death will immediately vest and be exercisable, and the stock options will remain exercisable for three years after the date of the employee’s death or until the earlier expiration of the stock option.

•	For awards of restricted stock, all shares due to vest on the next vesting date will immediately vest in full and any other unvested shares of restricted stock will be forfeited, except that all unvested shares of restricted stock subject to awards granted under our Broad-Based Stock Incentive Plan to an employee who was not one of our Section 16 officers at the time of grant will be forfeited.

•	For awards of restricted stock units, a pro rata portion of the stock units due to vest on the next vesting date will immediately vest based on the number of days that the employee was employed by us between the last vesting date of the award and its next vesting date.

•	For long-term performance cash awards, a pro-rata portion of the cash award (based on the number of days that the employee was employed by us during the applicable performance period) will be paid to the employee’s legal representative, based on actual performance over the performance period, at the same time as the cash awards are generally paid with respect to that performance period.

In addition, in the event of Mr. Coyne’s death while employed by us, a pro-rata portion of the 1,100,000 restricted stock units granted to Mr. Coyne on January 31, 2007 will accelerate determined based on the ratio of (i) the total number of calendar days that Mr. Coyne is employed by us on and after January 31, 2007 through and including the date of Mr. Coyne’s death (but not less than 182 days) to (ii) the total number of calendar days commencing with January 31, 2007 through and including January 1, 2012, and excluding any of the restricted stock units that vested on or before the date of Mr. Coyne’s death.

Other Termination Scenarios

In the event Mr. Coyne remains employed by us as President and Chief Executive Officer through January 1, 2012, then upon Mr. Coyne’s termination after that date for any reason other than a termination by us for cause, all stock options granted to Mr. Coyne during the term of his employment agreement will become fully vested and Mr. Coyne will have three years to exercise the options, subject to their earlier termination. In such event, Mr. Coyne will also be eligible to receive payment following the end of the applicable performance period of any outstanding performance cash award on a pro-rata basis based on the period of Mr. Coyne’s employment with us during that performance period and to receive a bonus under our Incentive Compensation Plan with respect to the first half of fiscal year 2012 in such amount and at such time as bonuses, if any, are determined on a company-wide basis.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the incremental benefits payable to the named executive officers (other than Mr. Milligan) under the agreements and plans described above in connection with certain terminations of their employment with us and/or a change in control. In calculating the amount of any potential incremental payments to the named executive officers, we have assumed the following:

•	The applicable triggering event (i.e., termination of employment and/or change in control) occurred on June 27, 2008.

•	The price per share of our common stock is equal to the closing market price per share on June 27, 2008 ($34.87), the last trading day in fiscal 2008.

•	The company does not survive the change in control, and all outstanding incentive awards are cashed out in the transaction.

•	Not included in the table below are payments each named executive officer earned or accrued prior to termination, such as the balances under our Deferred Compensation Plan and previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.

(Mr. Milligan is not included in the table below because his employment with us terminated during fiscal 2008. The nature and amount of the benefits that became payable to Mr. Milligan in connection with his separation are described below under the heading “— Separation, Transition and General Release Agreement with Mr. Milligan.”)

			Change in
			Control-With	Involuntary
			Termination	Termination
			Not for	Without
		Change in	Cause or	Cause-No
		Control-No	For Good	Change in	Qualified
	Compensation	Termination	Reason	Control	Retirement	Death
Name	Element	($)(5)	($)(6)	($)(7)	($)(8)	($)(9)

John F. Coyne	Cash Severance	—	3,600,000	2,100,000	—	—
	Option Acceleration(1)	5,119,059	5,119,059	2,748,505	1,953,984	5,119,059
	Restricted Stock/Stock Unit Acceleration(2)	39,054,400	39,054,400	3,487,000	—	11,349,685
	Performance Cash Acceleration	2,000,000	2,000,000	—	—	1,000,000
	Continuation of Benefits(3)	—	18,746	10,270	—	—
	Value of Outplacement Services	—	—	12,000	—	—
	280G Excise Tax Gross-Up(4)	—	8,765,090	—	—	—

	TOTAL	46,173,459	58,557,295	8,357,775	1,953,984	17,468,744

Timothy M. Leyden	Cash Severance	—	1,575,000	1,068,750	—	—
	Option Acceleration(1)	2,022,986	2,022,986	386,432	—	2,022,986
	Restricted Stock/Stock Unit Acceleration(2)	2,152,281	2,152,281	—	—	141,014
	Performance Cash Acceleration	270,000	270,000	—	—	135,000
	Continuation of Benefits(3)	—	39,449	25,072	—	—
	Value of Outplacement Services	—	—	12,000	—	—
	280G Excise Tax Gross-Up(4)	—	1,254,893	—	—	—

	TOTAL	4,445,267	7,314,609	1,492,254	—	2,299,000

Raymond M. Bukaty	Cash Severance	—	1,400,000	950,000	—	—
	Option Acceleration(1)	764,612	764,612	294,961	—	764,612
	Restricted Stock/Stock Unit Acceleration(2)	3,286,672	3,286,672	2,510,640	—	2,729,649
	Performance Cash Acceleration	120,000	120,000	—	—	60,000
	Continuation of Benefits(3)	—	53,500	18,529	—	—
	Value of Outplacement Services	—	—	12,000	—	—
	280G Excise Tax Gross-Up(4)	—	—	—	—	—

	TOTAL	4,171,284	5,624,784	3,786,130	—	3,554,261

Hossein M. Moghadam	Cash Severance	—	1,400,000	950,000	—	—
	Option Acceleration(1)	724,388	724,388	288,731	239,506	724,388
	Restricted Stock/Stock Unit Acceleration(2)	5,120,206	5,120,206	1,278,543	—	3,390,451
	Performance Cash Acceleration	—	—	—	—	—
	Continuation of Benefits(3)	—	36,131	10,270	—	—
	Value of Outplacement Services	—	—	12,000	—	—
	280G Excise Tax Gross-Up(4)	—	—	—	—	—

	TOTAL	5,844,594	7,280,725	2,539,544	239,506	4,114,839

(1)	The amounts shown represent the portion of the option award that would have accelerated in connection with the termination or change in control event and are based on the intrinsic value of that portion as of June 27, 2008. These amounts were calculated by multiplying (i) the difference between the closing market price of a share of our common stock on June 27, 2008 ($34.87) and the applicable exercise price by (ii) the number of shares subject to stock options vesting on an accelerated basis on June 27, 2008. As a result, the amounts shown do not include any value for the acceleration of stock options that have an exercise price greater than $34.87 or for stock options that were already vested as of June 27, 2008. Also not included in the table above is any potential value attributable to the extension of a stock option term in connection with certain terminations of employment.

(2)	The amounts shown represent the portion of the restricted stock/stock unit award that would have accelerated in connection with the termination event and are based on the intrinsic value of that portion as of June 27, 2008. These amounts were calculated by multiplying (i) the closing price of a share of our common stock on June 27, 2008 ($34.87) by (ii) the number of shares of restricted stock or stock units that would have vested on an accelerated basis on June 27, 2008.

(3)	For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment, or discount rates for determining present value.

(4)	The Section 280G tax gross-up amounts reflect the reimbursement that we would be required to pay to the executive due to the imposition of certain excise taxes that are imposed upon the executive as a result of payments made to the executive on account of a change in control. The calculation of the Section 280G gross-up amounts shown are based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% medicare tax rate and a 10.3% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

(5)	The amounts shown represent the estimated value of the acceleration of outstanding equity and non-equity incentive compensation under our incentive compensation plans in connection with a change in control (regardless of whether a termination of employment also occurs), as such acceleration is described more fully above.

(6)	The amounts shown represent the estimated value of the severance benefits payable under the Change in Control Severance Plan (and the estimated value of equity acceleration under our stock incentive plans for awards not covered under the Change in Control Severance Plan) in the event of a qualifying termination following a change in control, as such benefits are described more fully above.

(7)	The amounts shown represent the estimated value of the severance benefits payable under the Executive Severance Plan in the event of a termination of employment without cause, as such benefits are described more fully above.

(8)	The amounts shown represent the estimated value of the acceleration of outstanding equity incentive compensation under our incentive compensation plans in connection with a qualified retirement, as such acceleration is described more fully above.

(9)	The amounts shown represent the estimated value of the acceleration of outstanding equity and non-equity incentive compensation under our incentive compensation plans (and, for Mr. Coyne, under his employment agreement) in connection with the executive’s death, as such acceleration is described more fully above. For the long-term performance cash awards, the amounts assume achievement at 100% of target for the performance period.

Separation, Transition and General Release Agreement with Mr. Milligan

On July 31, 2007, we entered into a separation, transition and general release agreement with Mr. Milligan in connection with his separation from service with the company on August 31, 2007. In connection with his separation from service, Mr. Milligan became entitled to the following benefits:

•	A lump sum payment of $1,627,611, which includes (i) $1,400,000 as severance pay; (ii) $168,750, the amount of the cash bonus payable to Mr. Milligan under our Incentive Compensation Plan for the performance period ended June 29, 2007; and (iii) $58,861, a pro-rata portion of the cash bonus payable to Mr. Milligan under our Incentive Compensation Plan for the performance period ended December 31, 2007, based on the number of days in the performance period during which Mr. Milligan was employed and assuming 100% of the performance goal(s) applicable to the bonus award were met regardless of the actual funding by us.

•	Accelerated vesting of outstanding stock options otherwise scheduled to vest between August 31, 2007 and February 29, 2008, the value of which we estimate at approximately $182,749. This amount was calculated by multiplying (i) the difference between the closing market price of a share of our common stock on August 31, 2007 ($23.36) and the applicable exercise price of the stock options by (ii) the number of shares subject to stock options vesting on an accelerated basis on August 31, 2007.

•	Accelerated vesting of outstanding shares of restricted stock otherwise scheduled to vest between August 31, 2007 and February 29, 2008, the value of which we estimate at approximately $700,800. This amount was calculated by multiplying (i) the closing market price of a share of our common stock on August 31, 2007 ($23.36) by (ii) the number of shares of restricted stock vesting on an accelerated basis on August 31, 2007.

•	A lump sum payment equal to $19,257, the amount of Mr. Milligan’s COBRA premium payments for such coverage for a period of eighteen (18) months following separation.

•	company-provided outplacement services for a period of twelve (12) months following separation, subject to a maximum cost to us of $15,000.

As a condition to the payment of the benefits described above, Mr. Milligan signed a general release of all claims in favor of the company and its directors, officers, employees or agents. Mr. Milligan also agreed not to (i) disclose our confidential information (except to the extent it becomes part of the public domain or as he may be required to disclose such information by court order); (ii) make or ratify, directly or indirectly, any disparaging remarks regarding us or our directors, officers, employees or agents, or any remarks that have the purpose or effect of disrupting our business; or (iii) solicit our employees for a period of one (1) year following his separation.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE
WESTERN DIGITAL CORPORATION
2005 EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual Meeting, stockholders will be asked to approve an amendment of the Western Digital Corporation 2005 Employee Stock Purchase Plan, or ESPP, which would increase the maximum number of shares of our common stock authorized for issuance under the plan by an additional 8,000,000 shares. This amendment was adopted, subject to stockholder approval, by the Board of Directors on August 6, 2008.

Currently, a total of 5,000,000 shares of the company’s common stock are authorized for issuance under the ESPP. Of these shares, 2,677,131 shares have previously been purchased and 2,322,869 shares remain available for purchase in the current and future offering periods. If stockholders approve this amendment, the maximum number of shares that may be issued under the ESPP will increase from 5,000,000 to 13,000,000 shares.

The Board of Directors believes that the ESPP will help us retain and motivate eligible employees and will help further align the interests of eligible employees with those of our stockholders. The Board of Directors approved the additional share authority requested under the ESPP to help ensure that a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue the plan in the future.

Summary Description of the 2005 Employee Stock Purchase Plan

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP (as proposed to be amended), which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at www.sec.gov or on our website at www.westerndigital.com/investor. A copy of the ESPP may also be obtained without charge by writing the company’s Secretary at Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741.

Purpose.  The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the company’s employ and to advance the best interests of the company and its stockholders.

Operation of the 2005 Employee Stock Purchase Plan.  The ESPP operates in a series of periods referred to as “Offering Periods.” The company will establish the duration of each Offering Period in advance of that Offering Period. However, an Offering Period may not be longer than 24 months. The company may provide for a new Offering Period to start before an Offering Period in progress has ended, but no one participant may participate in more than one Offering Period at the same time.

On the first day of each Offering Period (referred to as the “Enrollment Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period is granted an option to purchase shares of the company’s common stock. A participant may designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP are credited to a bookkeeping account in his or her name. A participant generally may elect to terminate his or her contributions to the ESPP at any time during an Offering Period. A participant also generally may elect to increase or decrease the rate of his or her contributions to the ESPP up to four times in a calendar year. Amounts contributed to the ESPP constitute general corporate assets of the company and may be used for any corporate purpose.

An Offering Period may consist of one or more periods referred to as “Exercise Periods.” The last day of each Exercise Period is referred to as an “Exercise Date.” Each option granted under the ESPP for an Offering Period is automatically exercised on each Exercise Date that occurs within that Offering Period. The number of shares acquired by a participant upon exercise of his or her option is determined by dividing the participant’s account balance under the ESPP as of the Exercise Date by the Exercise Price for that Offering Period. The company establishes the methodology for setting the Exercise Price in an Offering Period in advance of that Offering Period, except that in no event may the Exercise Price be lower than the lesser of (i) 85% of the fair market value of a share of the company’s common stock on the applicable Enrollment Date, or (ii) 85% of the fair market value of a share of the company’s common stock on the applicable Exercise Date. A participant’s account is reduced upon exercise of his or her option by the amount used to pay the Exercise Price of the shares acquired by the participant. No interest is paid to any participant or credited to any account under the ESPP.

Eligibility.  Only certain employees are eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Enrollment Date of that period an individual must:

•	be employed by the company or one of its subsidiaries that has been designated as a participating subsidiary; and

•	be customarily employed for more than 20 hours per week and more than 5 months in a calendar year.

As of September 17, 2008, approximately 50,054 employees of the company and its subsidiaries, including all of the named executive officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions.  Currently, a maximum of 5,000,000 shares of the company’s common stock are available for delivery under the plan. If stockholders approve this proposal, the number of shares available for issuance under the ESPP will be increased by an additional 8,000,000 shares.

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP for each calendar year in which such option is outstanding.

•	A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

The company has the flexibility to change the 10%-contribution referred to above and the maximum limit on the number of shares that may be acquired by any individual during an Exercise Period under the ESPP from time to time without stockholder approval. However, the company cannot increase the aggregate share limit under the ESPP without stockholder approval, other than to reflect stock splits and similar adjustments as described below. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Antidilution; Adjustments.  As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as purchase prices and share limits under the ESPP, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to the company’s stockholders.

Termination of Participation.  A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the company or one of its participating subsidiaries or the participant is no longer scheduled to work more than 20 hours per week or more than 5 months in a calendar year.

If a participant’s participation in the ESPP terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions.  A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration.  The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans.  The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the company’s common stock, under any other plan or authority.

Amendments.  The Board of Directors generally may amend or suspend the ESPP at any time and in any manner. No amendment, suspension or termination of the ESPP may have a material adverse effect on the then-existing rights of any participant during an Exercise Period without the participant’s written consent, but the Board of Directors may amend, suspend or terminate the ESPP as to any outstanding options granted under the ESPP for an Offering Period, effective as of any Exercise Date within that Offering Period, without the consent of the participants to whom such options were granted. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules.

Termination.  The Board of Directors may terminate the ESPP at any time. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the 2005 Employee Stock Purchase Plan

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s contributions are deducted from compensation that is taxable to the participant and for which the company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her option under the ESPP. The company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Enrollment Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Enrollment Date of the Offering Period in which the participant acquired the shares exceeded the option price of the shares, or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the Exercise Date on which the participant acquired the shares and the purchase price paid for the shares, and the company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The company will not be entitled to a tax deduction with respect to any capital gain realized by the participant.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the share increase reflected in this ESPP proposal had been in effect in fiscal 2008, we do not expect that the number of shares purchased by participants in the plan during fiscal 2008 would have been materially different than the number of shares purchased as set forth in the table below.

The closing price of a share of the company’s common stock as of September 17, 2008 was $20.87 per share.

Aggregate Past Purchases Under the 2005 Employee Stock Purchase Plan

As of September 17, 2008, 2,677,131 shares of the company’s common stock had been purchased under the ESPP. The following number of shares has been purchased by the persons and groups identified below:

		Aggregate
	Aggregate	Number of Shares
	Number of Shares	Purchased
	Purchased Under	Under the Plan
	the Plan in	in All Completed
Name and Position	Fiscal 2008	Purchase Periods

Named Executive Officers:
John F. Coyne	905	4,247
Timothy M. Leyden	1,381	1,381
Stephen D. Milligan	0	1,851
Raymond M. Bukaty	571	3,913
Hossein M. Moghadam	905	4,500

Total for All Named Executive Officers (5 Persons):	3,762	15,892

Non-Executive Director Group (9 Persons):	0	0
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	0	0
All employees, including all current officers who are not executive officers or directors, as a group	1,054,974	2,661,239

Total	1,058,736	2,677,131

Mr. Coyne and each of the non-executive directors identified above is a nominee for re-election as a director at the 2008 Annual Meeting.

Vote Required and Recommendation of the Board of Directors

The Board of Directors believes that adoption of the ESPP will promote the interests of the company and its stockholders and continue to enable the company to attract, retain and award persons important to its success.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

Members of the Board of Directors who are also employees or officers of the company are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendment to the ESPP.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information with respect to our equity compensation plans as of June 27, 2008, which plans were as follows: Non-Employee Directors Stock-for-Fees Plan, 2004 Performance Incentive Plan, Employee Stock Option Plan, Broad-Based Stock Incentive Plan, Stock Option Plan for Non-Employee Directors and 2005 Employee Stock Purchase Plan. With the exception of the Broad-Based Stock Incentive Plan, these plans have each been approved by our stockholders. Following expiration of the Employee Stock Option Plan on November 10, 2004 and approval of the 2004 Performance Incentive Plan by our stockholders on November 18, 2004, no new awards are permitted under the Employee Stock Option Plan, the Broad-Based Stock Incentive Plan and the Stock Option Plan for Non-Employee Directors.

	(a)		(b)		(c)
					Number of Securities
					Remaining Available for
	Number of Securities to be		Weighted-Average		Future Issuance Under
	Issued Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column(a))

Equity compensation plans approved by security holders	9,808,497	(1)	$16.6757	(2)	10,812,944	(3)
Equity compensation plans not approved by security holders	1,158,097	(4)	$4.5232		0

Total	10,966,594		$14.9216		10,812,944

(1)	This amount includes: (i) 4,503,891 shares of our common stock subject to stock options outstanding under our 2004 Performance Incentive Plan, (ii) 2,237,600 shares of our common stock subject to stock options outstanding under our Employee Stock Option Plan, (iii) 123,437 shares of our common stock subject to stock options outstanding under our Stock Option Plan for Non-Employee Directors, (iv) 2,786,647 shares of our common stock subject to outstanding restricted stock units awarded under our 2004 Performance Incentive Plan, and (v) 156,922 shares of our common stock subject to deferred stock units credited under our Non-Employee Directors Stock-for-Fees Plan. This amount does not include 187,716 shares of our common stock that are issued and outstanding as of June 27, 2008 pursuant to unvested restricted stock awards under our 2004 Performance Incentive Plan.

(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of restricted stock units issued under our 2004 Performance Incentive Plan and deferred stock units credited under our Non-Employee Directors Stock-for-Fees Plan.

(3)	Of these shares, as of June 27, 2008, 8,339,857 remained available for future issuance under our 2004 Performance Incentive Plan, 150,218 remained available for future issuance under our Non-Employee Directors Stock-for-Fees Plan and 2,322,869 remained available for future issuance under our ESPP. This column does not reflect the 8,000,000 additional shares that will be available under the ESPP if stockholders approve Proposal 2.

(4)	This amount does not include 5,000 shares of our common stock that are issued and outstanding as of June 27, 2008 pursuant to unvested restricted stock awards under our Broad-Based Stock Incentive Plan.

Broad-Based Stock Incentive Plan

On September 30, 1999, our Board of Directors approved the Broad-Based Stock Incentive Plan under which options to purchase 1,158,097 shares of our common stock were outstanding as of June 27, 2008 and 5,000 shares of restricted stock remained unvested as of June 27, 2008. This plan was intended to qualify as “broadly-based” under the New York Stock Exchange stockholder approval policy at the time of its adoption and was not submitted to our stockholders for approval. Following approval of the 2004 Performance Incentive Plan by our stockholders in November 2004, no new awards are permitted under the Broad-Based Incentive Plan after such date and, therefore, no shares remain available for grant under the plan.

None of the stock options that we granted under the plan are incentive stock options under Section 422 of the Internal Revenue Code and the term of each outstanding option granted under the plan does not exceed ten years from the date of its grant. All unvested shares of restricted common stock that are outstanding under the plan are subject to time-based vesting requirements. All of such shares of restricted stock will vest on or before September 21, 2008 unless such shares are earlier forfeited as required by the plan or by an agreement evidencing the award made under the plan.

The Compensation Committee of our Board of Directors administers the Broad-Based Stock Incentive Plan. The committee has broad discretionary authority to construe and interpret the plan. The Compensation Committee may in its discretion provide financing to a participant in a principal amount sufficient to pay the purchase price of any award and/or to pay the amount of taxes required by law to be withheld with respect to any award. Further, the Compensation Committee may, through the terms of the award or otherwise, provide for lapse of restrictions on an option or restricted stock award, either immediately upon a change of control of Western Digital (as defined in the plan), or upon termination of the eligible employee’s employment within 24 months following a change of control. The Compensation Committee may also provide for the exercise, payment or lapse of restrictions on an award that is only effective if no provision for the assumption or substitution of the award is made in the change of control transaction.

The Board of Directors or the Compensation Committee, subject to rules of the New York Stock Exchange requiring stockholder approval, may amend, alter or discontinue agreements evidencing an award made under the plan. These amendments may include: (i) reducing the exercise price of outstanding options; or (ii) after the date of a change of control, impairing the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control. No award, or any interest in an award may be transferred in any manner, other than by will or the laws of descent and distribution, unless the agreement evidencing an award expressly states that it is transferable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who beneficially own more than 10% of our common stock must report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we must disclose in this Proxy Statement any late filings during fiscal 2008. To our knowledge, based solely on our review of the copies of such reports required to be furnished to us with respect to fiscal 2008 and the written responses to annual directors’ and officers’ questionnaires that no other reports were required, all of these reports were timely filed.

LEGAL PROCEEDINGS

After the company announced on July 27, 2006 that it was conducting a company-initiated, voluntary review of its historical stock option grants, the following purported stockholder derivative actions were filed challenging conduct by certain of our current and former board members and officers in connection with various stock option grants: (1) In re Western Digital Corporation Derivative Litigation, SACV 06-729 AG (RNBx), United States Districted Court for the Central District of California (the “Federal Derivative Action”); and (2) In re State Court Western Digital Corporation Derivative Litigation, 06-CC-00159, Superior Court of the State of California for the County of Orange (the “State Derivative Action”). The complaints in these actions asserted claims for accounting, breach of fiduciary duty and/or aiding and abetting, constructive fraud, waste of corporate assets, unjust enrichment, rescission, breach of contract, violation of the California Corporations Code, abuse of control, gross mismanagement, and constructive trust in connection with the company’s option granting practices. The complaint in the Federal Derivative Action also alleged violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934. The complaints sought unspecified monetary damages and other relief against the individual defendants and certain governance reforms affecting the company. The company was named solely as a nominal defendant in each action.

The parties in these actions executed a Stipulation of Settlement on March 21, 2008. The financial impact of the settlement is not material to the company. The court in the Federal Derivative Action granted final approval of the settlement on June 9, 2008, and entered a judgment dismissing the action. Based on this judgment, the parties requested a voluntary dismissal of the State Derivative Action, which the court overseeing the action granted on July 29, 2008.

AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended June 27, 2008. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of Western Digital and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of Western Digital and its subsidiaries. The Audit Committee acts pursuant to a written charter. Our Board of Directors originally adopted the Audit Committee Charter on September 6, 1995 and most recently approved an amendment of the Charter on March 16, 2005. A copy of the amended charter is available on our website under the Governance section at www.westerndigital.com. The Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under applicable rules of the New York Stock Exchange and the Securities and Exchange Commission.

Management is responsible for the preparation, presentation and integrity of Western Digital’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Western Digital’s independent registered public accounting firm, is responsible for performing an independent audit of Western Digital’s financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

During fiscal 2008, the Audit Committee met a total of 12 times, 5 in person and 7 via telephone conference. During fiscal 2008, the Audit Committee also met and held discussions with management and KPMG LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent accountants. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

The Audit Committee reviewed and discussed the audited financial statements of Western Digital for the fiscal year ended June 27, 2008 with management and the independent accountants. The Board of Directors, including the Audit Committee, received an opinion of KPMG LLP as to the conformity of such audited consolidated financial statements with GAAP.

The Audit Committee discussed with KPMG LLP the overall scope and plan for its audit. The Audit Committee met regularly with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of Western Digital’s internal control over financial reporting and the overall quality of Western Digital’s accounting principles. In addition, the Audit Committee has received written disclosures and a letter from KPMG LLP regarding its independence from Western Digital as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

Based upon such reviews and discussions, the Audit Committee has recommended to the Board of Directors of Western Digital that the audited financial statements be included in Western Digital’s Annual

Report on Form 10-K for the fiscal year ended June 27, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also appointed KPMG LLP to serve as Western Digital’s independent registered public accounting firm for the fiscal year ending July 3, 2009.

AUDIT COMMITTEE

Henry T. DeNero, Chairman
Kathleen A. Cote
William L. Kimsey

August 6, 2008

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG LLP, certified public accountants, has served as our independent registered public accounting firm since our incorporation in 1970. The Audit Committee of our Board of Directors has again appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending July 3, 2009. We are not required to submit the appointment of KPMG for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. If a majority of the shares represented at the Annual Meeting and entitled to vote do not ratify this appointment, the Audit Committee will reconsider its appointment of KPMG and will either continue to retain this firm or appoint a new independent registered public accounting firm. We expect one or more representatives of KPMG to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire.

Following are the fees paid by us to KPMG for the fiscal years ended June 27, 2008 and June 29, 2007:

Description of Professional Service	2008	2007

Audit Fees — professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Form 10-Qs	$2,190,400	$1,421,000
Audit-Related Fees — assurance and related services reasonably related to the performance of the audit or review of our financial statements(1)	$63,000	$55,000
Tax Fees — professional services rendered for tax compliance, tax advice and tax planning(2)	$345,000	$620,500
All Other Fees — None	$0	$0

(1)	Audit-Related Fees billed in fiscal 2008 and fiscal 2007 consisted of audits of our distributors, accounting assistance to our subsidiaries, and audits performed in connection with the Western Digital Corporation 401(k) Plan.

(2)	Tax Fees in fiscal 2008 and fiscal 2007 consisted of tax compliance assistance and related services and transfer pricing review.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that KPMG LLP seek pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and permissible non-audit services and associated fees up to a maximum for any one audit-related or non-audit service of US$50,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting for ratification. One-hundred percent (100%) of the Audit-Related Fees and Tax Fees billed by KPMG during fiscal 2008 and fiscal 2007 were approved by the Audit Committee pursuant to regulations of the Securities and Exchange Commission.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 3, 2009.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) a related person has or will have a direct or indirect interest. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director, (b) any person who is known to be the beneficial owner of more than 5% of our common stock, (c) any immediate family member of any of the foregoing persons or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Under the policy, once a related person transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the Audit Committee is to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee. The Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any of his or her immediate family is a related person.

Certain Transactions with Related Persons

In addition to the indemnification provisions contained in our Certificate of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements generally require us to indemnify each director or officer, and advance expenses to them, in connection with their participation in proceedings arising out of their service to us. Pursuant to these agreements, we agreed to advance expenses and indemnify certain of our current and former directors and officers for certain liabilities incurred in connection with or related to the defense of the lawsuits described above under “Legal Proceedings.”

STOCKHOLDER PROPOSALS FOR 2009

Proposals for Inclusion in Proxy Statement.  Our 2009 Annual Meeting of Stockholders is currently scheduled to be held on November 11, 2009. For your proposal to be considered for inclusion in the proxy statement and form of proxy for our 2009 Annual Meeting of Stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than May 29, 2009. If we change the date of the 2009 Annual Meeting by more than 30 days from the date of this year’s Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2009 Annual Meeting, provided that you also meet the additional deadline for stockholder proposals required by our Bylaws and summarized below. You should also be aware that your proposal must comply with Securities and Exchange Commission regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals to be Addressed at Meeting.  In addition, in order for your proposal or director nomination to be presented and considered at our 2009 Annual Meeting, our Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to our Secretary at our principal executive offices no earlier than the close of business on July 9, 2009 (the 120th day prior to the anniversary of our 2008 Annual Meeting) and no later than the close of business on August 8, 2009 (the 90th day prior to the anniversary of our 2008 Annual Meeting). Notwithstanding the foregoing, in the event that we change the date of the 2009 Annual Meeting from the currently scheduled date of November 11, 2009, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2009 Annual Meeting and no later than 90 days prior to the date of the 2009 Annual Meeting or the close of business on the tenth day following the day on which public announcement of the 2009 Annual Meeting is made.

Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of our Bylaws will not be acted upon at the 2009 Annual Meeting.

ANNUAL REPORT

Our 2008 Annual Report has been posted on our corporate website at www.westerndigital.com/investor and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice will contain instructions on how to request a paper copy of our 2008 Annual Report. For stockholders receiving a paper copy of this Proxy Statement, a copy of our 2008 Annual Report also will be included. In addition, we will provide, without charge, a copy of our 2008 Annual Report for the year ended June 27, 2008 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:

Raymond M. Bukaty
Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630-7741

OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In accordance with the rules of the Securities and Exchange Commission, we are delivering only one set of proxy materials to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials, or if you desire to notify us that you wish to receive a separate proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741 or by telephone to our Investor Relations at 1-800-695-6399.

If a bank, broker or other record holder holds your Western Digital Corporation shares, please contact your bank, broker or other record holder directly if you have questions, require additional copies of the proxy materials, or wish to receive multiple reports by revoking your consent to householding.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders may submit proxies by telephone, the Internet or, if you receive or request a paper copy of the proxy materials, by mail. Your telephone or Internet proxy authorizes the proxies named on the proxy card to vote your shares to the same extent as if you marked, signed, dated and returned a proxy card. Stockholders of record may submit proxies telephonically by calling 1 (800) 690-6903 (within the U.S. and Canada only, toll-free) and following the recorded instructions. Stockholders of record may submit a proxy via the Internet by going to the website at www.proxyvote.com and following the instructions to obtain your records and to create an electronic voting instruction form. Beneficial stockholders who hold their shares in “street name” may also be eligible to vote by telephone or by Internet by following the instructions provided by their bank, broker, trustee or nominee. The telephone and Internet voting procedures authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm proper recording of stockholders’ instructions. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern time on November 5, 2008. If you submit your proxy or voting instruction by telephone or the Internet you do not need to return a proxy card or voting instruction card. Submitting your proxy or voting instruction via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual

Meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or nominee that holds their shares giving them the right to vote the shares at the Annual Meeting in order to vote in person at the Annual Meeting. Section 212(c)(2) of the Delaware General Corporation Law permits the granting of proxies electronically.

EXPENSES OF SOLICITATION

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internal Availability of Proxy Materials, this Proxy Statement and form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We have also engaged D.F. King & Co., Inc. to assist us in connection with the solicitation of proxies for the Annual Meeting for a fee that we do not expect to exceed $12,500 plus a reasonable amount to cover expenses. We have agreed to indemnify D.F. King & Co. against certain liabilities arising out of or in connection with this engagement. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Lake Forest, California
September 23, 2008

EXHIBIT A
WESTERN DIGITAL CORPORATION
2005 EMPLOYEE STOCK PURCHASE PLAN
     The Western Digital Corporation 2005 Employee Stock Purchase Plan (the “Plan”) shall be established and operated in accordance with the following terms and provisions.
     1. Definitions.
     As used in the Plan the following terms shall have the meanings set forth below:
     (a) “Board” means the Board of Directors of the Company.
     (b) “Code” means the Internal Revenue Code of 1986, as amended.
     (c) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 4 below.
     (d) “Common Stock” means the common stock, $0.01 par value, of the Company.
     (e) “Company” means Western Digital Corporation, a Delaware corporation.
     (f) “Continuous Employment” means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. If a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have had a break in Continuous Employment for purposes of the Plan at the time the Participating Subsidiary ceased to be a Subsidiary, unless such person continues as an Employee in respect of another Company entity.
     (g) “Eligible Compensation” means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses (to the extent not excluded below), overtime pay and shift differentials. Except as otherwise determined by the Committee, “Eligible Compensation” does not include
          (i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation,
          (ii) any automobile or relocation allowances (or reimbursement for any such expenses),

          (iii) any amounts paid as a starting bonus or finder’s fee,
          (iv) any amounts realized from the exercise of qualified or non-qualified stock options, or
          (v) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125.
     (h) “Eligible Employee” means an Employee who is
          (i) customarily employed for at least twenty (20) hours per week and more than five months in a calendar year, and
          (ii) eligible to participate in the Plan as described in Section 5 below.
     If any person is (a) an Employee due to any classification or reclassification of the person as an employee or common-law employee of the Company or one of its Participating Subsidiaries by reason of action taken by any tax or other governmental authority, or (b) an Employee who has a written employment agreement providing that the Employee shall not participate in the Plan until at least two (2) years of Continuous Employment, then such Employee must be employed for at least two (2) years by the Company or one of its Participating Subsidiaries as well as meet the criteria set forth above in subsections (i) and (ii) in order to be an Eligible Employee.
     (i) “Employee” means each person currently employed by the Company or one of its Participating Subsidiaries. It shall not include any person who is recorded on the books and records of the Company or one of its Participating Subsidiaries as an independent contractor or consultant or a worker provided by a temporary staffing agency.
     (j) “Enrollment Date” means the first day of each Offering Period.
     (k) “Exercise Date” means one or more dates during an Offering Period, as established by the Committee in accordance with Section 6 hereof, on which options to purchase Common Stock granted under the Plan shall be exercised as provided in Section 11 hereof.
     (l) “Exercise Period” means one or more periods during an Offering Period, the duration of which shall be established by the Committee in accordance with Section 6 hereof, during which payroll deductions are accumulated for purposes of purchasing Common Stock under the Plan on each Exercise Date.
     (m) “Exercise Price” means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.
     (n) “Fair Market Value” means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date (or New Exercise Date, as the case may be), the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, or New Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.
     (o) “New Exercise Date” means the new exercise date set by the Board in the case of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or other entity in certain circumstances as described in Section 15(b).
     (p) “Offering Period” means a period of time with respect to which options are granted under the Plan, the time and duration of which shall be established by the Committee in accordance with Section 6.
     (q) “Parent” means any corporation, domestic or foreign, which owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests of the Company and that otherwise qualifies as a “parent corporation” within the meaning of Section 424(e) of the Code or any successor thereto.
     (r) “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.
     (s) “Participating Subsidiary” means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.
     (t) “Plan” means this Western Digital Corporation 2005 Employee Stock Purchase Plan.
     (u) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto.
     2. Purpose of the Plan.
     The purpose of the Plan is to provide an incentive for present and future Employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
     3. Shares Reserved for the Plan.
     (a) There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 13,000,0001 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.
     (b) From time to time and without shareholder approval, the Committee may fix a maximum limit on the number of shares that may be acquired by any individual during an Exercise Period under the Plan, which limit shall be effective no earlier than the first Offering Period that commences after the determination of such limit by the Committee; provided, however, that any adjustment to such limit pursuant to Section 15 shall apply to any Exercise Period in progress at the time such adjustment is made.
     4. Administration of the Plan.
     (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.
     (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.
     (c) Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
     5. Eligibility to Participate in the Plan.
     Subject to limitations imposed by Section 423(b) of the Code, any Eligible Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

[1]	The current aggregate share limit for the Plan is 5,000,000 shares. Stockholders are being asked to approve an amendment to the Plan that would increase the aggregate share limit by an additional 8,000,000 shares so that the new aggregate share limit for the Plan would be 13,000,000 shares.

     6. Offering Periods.
     During the term of the Plan, the Company will grant options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. The Committee shall determine from time to time, subject to the requirements of Section 423 of the Code and no later than the first Offering Period to commence under the Plan, when Offering Periods will be offered during the term of the Plan and shall establish the Enrollment Date(s), the number and duration of the Exercise Period(s), and the Exercise Date(s) for such Offering Period(s), which determinations shall be effective no later than the first Offering Period that commences after they are made by the Committee and provided, however, that no Offering Period may exceed twenty-four (24) months in duration. To the extent consistent with Section 423 of the Code, the Committee may provide for a new Offering Period to commence prior to the termination of one or more preceding Offering Periods.
     7. Election to Participate in the Plan.
     (a) Each Eligible Employee may elect to participate in an Offering Period by completing an enrollment agreement on a form approved by and in a manner prescribed by the Committee (or its delegate) or, if the Committee does not require enrollment forms, by otherwise completing such enrollment procedures as the Committee may prescribe. Such agreement must be filed with the Company or such other procedures must be completed, as applicable, prior to the applicable Enrollment Date, unless the Committee establishes an earlier deadline for filing the enrollment form for all Eligible Employees with respect to a given Offering Period. An Eligible Employee may participate in an Offering Period only if, as of the Enrollment Date of such Offering Period, such Eligible Employee is not participating in any prior Offering Period which is continuing at the time of such proposed enrollment.
     (b) Payroll deductions for a Participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.
     (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last Exercise Date of such Offering Period (the “Prior Offering Period”) shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.
     (d) In its discretion, the Committee may determine (with such determination to be effective no earlier than the first Offering Period that commences after such determination by the Committee) that the participation of all Participants on an Exercise Date in an Offering Period that includes more than one Exercise Period shall terminate and such Participants shall be enrolled in a new Offering Period commencing immediately following such Exercise Date if, during such Offering Period, the Fair Market Value determined as of such Exercise Date within such Offering Period is lower than the Fair Market Value determined as of the Enrollment Date of such Offering Period. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period, and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.
     8. Payroll Deductions.
     (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount up to 10% (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The Committee also may prescribe other limits, rules or procedures for payroll deductions. Unless otherwise provided by the Committee, the amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Eligible Compensation.
     (b) All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     (c) A Participant may discontinue participation in the Plan as provided in Section 12. Unless otherwise provided by the Committee in advance of an Offering Period, a Participant may at any time during the Offering Period (but no more than four times in any calendar year) reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant’s payroll deductions shall be effective as of the pay period specified by the Participant in the Participant’s change notice, but in no event sooner than the first pay period ending more than fifteen (15) days after the Participant files the change notice with the Company. Any such increase in the rate of a Participant’s payroll deductions shall be effective as of the first date of the next Exercise Period within such Offering Period.
     9. Grant of Options.
     (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3, 9(b) and 17 hereof, each Participant shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated during the Exercise Period ending on such Exercise Date by the Exercise Price for such Exercise Period (determined as provided in Section 10 below), provided that the number of shares subject to the option shall not exceed five (5) times the number of shares determined by dividing (i) 10% (or such other maximum limit on a Participant’s payroll deductions for the Offering Period as the Committee may establish pursuant to Section 8(a)) of the Participant’s Eligible Compensation over the

Offering Period (determined based upon the Participant’s rate of Eligible Compensation in effect as of the Enrollment Date), by (ii) the Fair Market Value of a share of the Common Stock on the Enrollment Date multiplied by the percentage (not less than 85%) used to calculate the Exercise Price for that Offering Period.
     (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or any Subsidiary of the Company, or (ii) which permits such Participant’s rights to purchase stock under all employee stock purchase plans of the Company, its Subsidiaries and any Parent to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     10. Exercise Price.
     The Committee shall establish from time to time (but no later than the first Offering Period to commence under the Plan) the method for determining the Exercise Price for each Offering Period under the Plan in accordance with this Section 10, which determination shall be effective no earlier than the first Offering Period that commences after such determination is made by the Committee. In making its determination, the Committee may provide that the Exercise Price for an Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, or (2) the Fair Market Value of a share of Common Stock on the applicable Exercise Date, or (3) the lesser of the Fair Market Value of a share on the Enrollment Date of such Offering Period or the Fair Market Value of a share on the applicable Exercise Date. Notwithstanding anything to the contrary in the preceding provisions of this Section 10, in no event shall the Exercise Price per share be less than the par value of a share of Common Stock.
     11. Exercise of Options.
     Unless a Participant withdraws from the Plan as provided in Section 12, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant’s account. Any amount remaining in the Participant’s account after an Exercise Date that is not sufficient to purchase a whole share shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which event (or in the event any other applicable Plan limit has been exceeded by that Participant in that Offering Period) such amount shall be refunded to the Participant.
     12. Withdrawal; Termination of Employment.
     (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant’s account under the Plan at any time by giving written notice to the Company. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to him or her promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the open enrollment period preceding the commencement of an Exercise Period directing the Company to resume payroll deductions.
     (b) Upon termination of the Participant’s Continuous Employment prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be returned to the Participant or, in the case of death, to the Participant’s estate, and the Participant’s options to purchase shares under the Plan will be automatically terminated.
     (c) In the event a Participant fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant’s account will be returned to the Participant, and the Participant’s options to purchase shares under the Plan will be terminated.
     (d) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.
     13. Transferability.
     Neither payroll deductions credited to a Participant’s account nor options to purchase Common Stock granted under the Plan may be transferred, assigned, pledged or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. Options granted under the Plan are exercisable during a Participant’s lifetime only by the Participant.
     14. Reports.
     Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
     15. Adjustments Upon Changes in Capitalization.
     (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or any similar unusual or extraordinary corporate transaction, appropriate adjustment shall be made in the number and/or kind of shares, and the Exercise Price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

     (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or entity, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or entity or a parent or subsidiary of such successor corporation or entity, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participants shall have the right to exercise the option as to all of the optioned stock. If the Committee makes an option fully exercisable under these circumstances in lieu of assumption or substitution, each Offering Period then in progress shall be shortened and a new Exercise Date shall be set (the “New Exercise Date”), as of which date any Offering Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 12. The Exercise Price on the New Exercise Date shall be determined as provided in Section 10 hereof, and for purposes of determining such Exercise Price, the New Exercise Date shall be treated as the “Exercise Date.”
     (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.
     16. Amendment of the Plan.
     The Board may at any time, or from time to time, amend or suspend the Plan, in whole or in part and without notice; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required. No options may be granted during any suspension of the Plan or after a termination of the Plan pursuant to Section 17(b) below, but the Committee will retain jurisdiction as to options then outstanding in accordance with the terms of the Plan. No amendment, suspension or termination pursuant to this Section 16 or Section 17 shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any right or benefits of such Participant or obligations of the Company under any option granted under the Plan prior to the effective date of such change; provided that the Board may amend, suspend or terminate the Plan as to any outstanding options granted under the Plan for an Offering Period, effective as of any Exercise Date within that Offering Period, without the consent of the Participants to whom such options were granted. In no event shall changes contemplated by Section 7(d) or Section 15 be deemed to constitute changes or amendments requiring Participant consent.
     17. Termination of the Plan.
     The Plan and all rights of Employees hereunder shall terminate:

     (a) on the Exercise Date that Participants would become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan if the final sentence in this Section 17 were not applied; or
     (b) at any time, at the discretion of the Board.
     In the event that the Plan terminates under circumstances described in Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.
     18. Notices.
     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     19. Shareholder Approval.
     Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.
     20. Conditions Upon Issuance of Shares.
     (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.
     (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.
     21. Employees’ Rights.
     (a) Nothing in the Plan (or in any other document related to the Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 21(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract.
     (b) No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any option hereunder. Neither the provisions of the Plan (or of any other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.
     (c) A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
     22. Miscellaneous.
     (a) The Plan, the options granted hereunder and any other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     (b) If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.
     (c) Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.
     (d) The adoption of the Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an option granted pursuant to the Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.
As Amended August, 6, 2008, subject to stockholder approval: Aggregate share limit increased from 5,000,000 to 13,000,000

20511 LAKE FOREST DRIVE LAKE FOREST, CA 92630-7741
Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically vi a the Internet or by telephone. VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by November 5, 2008.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: WESTD1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WESTERN DIGITAL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES AND PROPOSALS:
For Against Abstain
1. ELECTION OF DIRECTORS
1a) Peter D. Behrendt 0 0 0 For Against Abstain 1b) Kathleen A. Cote 0 0 0 1i) Thomas E. Pardun 0 0 0 1c) John F. Coyne 0 0 0 1j) Arif Shakeel 0 0 0
1d) Henry T. DeNero 0 0 0 2. To approve an amendment to the Company’s 0 0 0 2005 Employee Stock Purchase Plan that would increase by 8,000,000 the number of shares of 1e) William L. Kimsey 0 0 0 common stock available for issuance under the plan; and 1f) Michael D. Lambert 0 0 0 3. To ratify the appointment of KPMG LLP as the 0 0 0 independent registered public accounting firm for Western Digital Corporation for the fiscal 1g) Matthew E. Massengill 0 0 0 year ending July 3, 2009.
1h) Roger H. Moore 0 0 0
Materials Election As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available SIGN AND DATE — Please sign your name(s) exactly as your name(s) on the Internet, instead of mailing you a complete appear(s) hereon. All joint owners should sign. When signing as set of materials. Check the box to the right if you 0 attorney, executor, administrator, trustee or guardian, please give want to receive a complete set of future proxy your full title. If a corporation, please sign in full corporate name materials by mail, at no cost to you. If you do not by President or other authorized officer. If a partnership, please take action you may receive only a Notice. sign in full partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held November 6, 2008: The Proxy Statement and 2008 Annual Report are available at www.westerndigital.com/investor. You can also view these materials at www.proxyvote.com by using the 12 Digit Control Number.
WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive Lake Forest, California 92630-7741
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, hereby revoking any proxy previously given, appoints Thomas E. Pardun and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock of Western Digital Corporation held of record by the undersigned on September 17, 2008, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Western Digital Corporation to be held on November 6, 2008, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of September 23, 2008, which is being delivered herewith in connection with the Annual Meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the ten nominees named in Proposal 1 and for Proposals 2 and 3. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not sign and return this card, or attend the Annual Meeting and vote in person, such shares will not be voted by the Trustee. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.
(IMPORTANT — PLEASE SIGN ON OTHER SIDE)